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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CyrusOne Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2016

To our stockholders:

        You are cordially invited to attend the 2016 annual meeting of the stockholders of CyrusOne Inc., a Maryland corporation (the "Company" or "CyrusOne"), which will be held at the Ritz Carlton Hotel Dallas, located at 2121 McKinney Ave., Dallas, TX 75201, on May 2, 2016 at 10:00 a.m., local time. The purposes of the Annual Meeting are as follows:

  1.
  To elect eight directors, each to hold office until our 2017 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

  2.
  To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay");

  3.
  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

  4.
  To consider and vote upon the Restated CyrusOne 2012 Long Term Incentive Plan (the "Plan"); and

  5.
  To transact such other business as may properly come before the annual meeting, including any postponement or adjournment of the meeting.

        The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. If you own shares of our common stock as of the close of business on March 3, 2016, you will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

        The proxy statement, the accompanying proxy card and our annual report will first be mailed to our stockholders on or about March 28, 2016. If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. Please complete, date, sign and promptly return the enclosed proxy card in the envelope provided. You also may authorize your proxy to vote your shares over the internet or by telephone, as described in the proxy statement and on your proxy card. If you authorize your proxy over the internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

By Order of the Board of Directors:

ROBERT M. JACKSON Executive Vice President, General Counsel and Secretary

1649 West Frankford Road
Carrollton, Texas 75007
March 28, 2016

CYRUSONE INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:
Why did I receive this proxy statement?

A:
The Board of Directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the Ritz Carlton Hotel Dallas, located at 2121 McKinney Ave, Dallas, Texas, 75201, on Monday, May 2, 2016, at 10:00 a.m., local time. Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the internet. On or about March 28, 2016, we are mailing to our stockholders of record as of the close of business on March 3, 2016 a copy of this proxy statement, the accompanying proxy card, and our annual report, which we sometimes refer to as the "proxy materials." This proxy statement summarizes the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:
When were the proxy materials mailed?

A:
The proxy materials were first mailed to stockholders on or about March 28, 2016.

Q:
Who is entitled to vote?

A:
All common stockholders of record as of the close of business on March 3, 2016, the record date, are entitled to notice of and to vote at the annual meeting and any postponement or adjournment of the meeting.

Q:
What is the quorum for the annual meeting?

A:
A quorum at the annual meeting will consist of the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter. No business may be conducted at the meeting if a quorum is not present. As of the close of business on the record date, 72,822,864 shares of our common stock were issued and outstanding. If less than a majority of outstanding votes entitled to be cast are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date not more than 120 days after the original record date of March 3, 2016 without notice other than announcement at the meeting.

Q:
How many votes do I have?

A:
You are entitled to one vote for each whole share of common stock you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, Computershare Trust Company N.A., ("Computershare") you are the "stockholder of record" of those shares.

  If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of those shares. Your broker, bank or other holder of record will forward the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card your broker, bank or other holder of record provides you or by following their instructions for voting by telephone or on the internet.

  Important:    Only stockholders of record as of the close of business on the record date or their duly authorized proxy are entitled to attend the annual meeting and vote in person.

Q:
How do I vote?

A:
Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the internet as described in this proxy statement. Please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

Q:
How do I vote my shares that are held by my broker, bank or other holder of record?

A:
If your shares are held by a broker, bank or other holder of record, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers, banks and other holders of record allow you to submit voting instructions by mail, telephone and on the internet.

Q:
What am I voting on?

A:
The purpose of the annual meeting is to consider the following four proposals:

•
Proposal 1: To elect eight directors, each to hold office until our 2017 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

•
Proposal 2: To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay");

•
Proposal 3: To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2016; and

•
Proposal 4: To consider and vote upon the Restated CyrusOne 2012 Long Term Incentive (the "Plan");

  In addition, you will be voting on such other business as may properly come before the annual meeting, including any postponement or adjournment thereof.

Q:
What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Eight Directors	The election of the eight director nominees must be approved by a plurality of the votes cast.
	Proposal 2: Say-on-Pay	The approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers requires the affirmative vote of a majority of the votes cast on the matter.
	Proposal 3: Ratification of Independent Auditors	Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes cast on the matter.
	Proposal 4: Plan	The approval of the Plan requires the affirmative vote of a majority of the votes cast on the matter.
Q:
How are abstentions and broker non-votes treated?

A:
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee must vote your shares in accordance with your instructions. Under stock exchange rules, if you do not give specific voting instructions, your broker, bank or other nominee cannot vote your shares on "non-routine" items. A "broker non-vote" is a vote that is not cast on a non-routine matter because the shares entitled to be voted are held in street name, the broker, bank or other nominee holder of record lacks discretionary authority to vote the shares for that particular item, and the broker, bank or other nominee has not received voting instructions from the beneficial owner.

  If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority to vote your shares on the ratification of Deloitte as our independent registered public accounting firm even if your broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of directors, the approval on a non-binding, advisory basis of the Say-on-Pay proposal or the Plan proposal. If you do not give voting instructions to your broker, bank or other nominee for these matters, your shares will not be voted on these matters.

  Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of all four of the proposals to be considered at the annual meeting, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

  Important:    Beneficial owners of shares held by brokers, banks and other nominees are advised that, if they do not timely provide instructions to their broker, bank or other nominee, their shares will not be voted in connection with the election of directors, the approval on a non-binding, advisory basis of the Say-on-Pay proposal or the approval of the Plan. Accordingly, it is particularly important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

Q:
Will there be any other items of business on the agenda?

A:
As of the date of this proxy statement, the Board of Directors does not know of any other matters that may be brought before the annual meeting nor does it have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. If any other matter should come before the annual meeting or any nominee is unable to serve or declines to do so, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:
What happens if I submit my proxy without providing voting instructions on all proposals?

A:
Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted as follows:

•
FOR the election of the Board of Directors' eight nominees for director;

•
FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement;

•
FOR the ratification of the appointment of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2016; and

•
FOR the approval of the Plan.

Q:
Will anyone contact me regarding this vote?

A:
We have arranged for Georgeson Inc. to assist us in the solicitation of proxies. Solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:
Who has paid for this proxy solicitation?

A:
We have paid the entire expense of preparing, printing and mailing this proxy statement and any additional materials furnished to stockholders. Our solicitation agent, directors, officers or employees may solicit proxies personally or by telephone. We will bear all expenses associated with our solicitation agent, and we will not pay any additional compensation to our directors, officers or employees who engage in any solicitation activities. We have hired Georgeson to solicit proxies for $10,000 plus expenses, and Computershare to assist in proxy matters and act as our inspector of elections, for $2,500 plus expenses. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:
May stockholders ask questions at the annual meeting?

A:
Yes. There will be time allotted at the end of the meeting when our representatives will answer appropriate questions from the floor.

Q:
How many copies should I receive if I share an address with another stockholder?

  The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other nominee, to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

  Our Company and some brokers, banks or other nominees may be householding our proxy materials. A single set of our proxy materials, including the proxy statement and our annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Separate proxy cards will be included for each stockholder at the address. Once you have received notice from your broker, bank or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders of record may revoke their consent at any time by contacting Robert M. Jackson, Executive Vice President, General Counsel and Secretary, either by calling toll-free (855) 564-3198 or by writing to 1649 W. Frankford Rd., Carrollton, TX 75007, Attention: Corporate Secretary. If you hold your shares through a broker, bank or other nominee holder of record, you should contact your holder of record to revoke your consent.

  Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may either call (855) 564-3198 or send a written request to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Corporate Secretary. In addition, if you are receiving multiple copies of our proxy materials, you can request householding by contacting our corporate secretary in the same manner.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
It means that you have multiple accounts with our transfer agent or with brokers. Please submit all of your proxies over the internet, following the instructions provided on your proxy cards, by mail or by telephone to ensure that all of your shares are voted.

Q:
Can I change my vote after I have voted?

A:
Yes. The proper submission of proxies over the internet, by mail or by telephone does not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:
Can I find additional information on the Company's website?

A:
Yes. Our website is located at www.cyrusone.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our Board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of business conduct and ethics and each of the charters of our Board committees may be obtained free of charge by writing to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Corporate Secretary.

 PROPOSAL 1: ELECTION OF EIGHT DIRECTORS

        Our Board of Directors currently consists of seven members. The Board of Directors has approved an increase in the size of the Board to eight directors, effective upon the commencement of the election of directors at the 2016 annual meeting. At the 2016 annual meeting, pursuant to our charter and Bylaws, eight directors will be elected to serve until the 2017 annual meeting and until their successors are duly elected and qualified.

        The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following eight nominees to serve as directors: Gary J. Wojtaszek, David H. Ferdman, John W. Gamble, Michael A. Klayko, T. Tod Nielsen, Alex Shumate, William E. Sullivan and Lynn A. Wentworth (the "Nominees"). All of the Nominees other than Mr. Klayko currently serve as directors. Mr. Klayko was recommended to the Board of Directors by a search firm engaged by the Nominating and Governance Committee. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to serve or declines to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board of Directors, or the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, may reduce the size of the Board and number of nominees.

        The Board of Directors recommends a vote FOR each Nominee.

Nominees for Election to the Board of Directors

        The biographical descriptions below set forth certain information with respect to each of the eight Nominees for election as a director at the annual meeting. The Board has identified specific attributes of each Nominee that the Board has determined qualify that person for service on the Board.

Gary J. Wojtaszek, Age 50

Director Since: July 2012

Board Committees: Executive

Qualifications: Mr. Wojtaszek is our Chief Executive Officer and brings to our Board of Directors critical knowledge and understanding of our data center colocation business coupled with an in-depth understanding of the Company's capital structure.

Gary J. Wojtaszek is our President and Chief Executive Officer and has served as a member of our Board of Directors since July 2012. Mr. Wojtaszek was appointed to the Board of Directors of Cincinnati Bell Inc. ("CBI") on July 29, 2011 and was named President of CyrusOne effective August 5, 2011. Upon consummation of our initial public offering, Mr. Wojtaszek resigned as a member of the Board of Directors of CBI. Prior to becoming the President of CyrusOne in August 2011, Mr. Wojtaszek served as Chief Financial Officer of CBI beginning July 2008 and as Senior Vice President, Treasurer and Chief Accounting Officer for the Laureate Education Corporation in Baltimore, Maryland from 2006 to 2008. Prior to that, Mr. Wojtaszek worked from 2001 to 2008 at Agere Systems, the semiconductor and optical electronics communications division of Lucent Technologies, which was subsequently spun-off through an initial public offering. While at Agere Systems, Mr. Wojtaszek worked in a number of finance positions, ultimately serving as the Vice President of Corporate Finance, overseeing all Controllership, Tax and Treasury functions. Mr. Wojtaszek started his career in General Motors Company's New York treasury group and joined Delphi Automotive Systems as the regional European treasurer in connection with the initial public offering and spin-off of Delphi Automotive Systems from General Motors.

David H. Ferdman, Age 48

Director Since: January 2013

Board Committees: None

Qualifications: Mr. Ferdman brings to our Board of Directors a comprehensive understanding of our business coupled with extensive experience in the data center industry.

David H. Ferdman has served as a member of our Board of Directors since January 2013. Mr. Ferdman was the founder of Cyrus Networks, where he served as President and Chief Executive Officer from 2000 until its acquisition by CBI in June 2010. Mr. Ferdman served as the President of Cyrus Networks until August 2011 and served as the Chief Strategy Officer of CyrusOne, LLC ("Cyrus Networks") until January 2013. Upon consummation of our initial public offering, Mr. Ferdman resigned from his employment with the Company. Prior to founding Cyrus Networks, Mr. Ferdman was the Chief Operating Officer and co-founder of UWI Association Programs (d/b/a Eclipse Telecommunications), a facilities-based telecommunications service provider ("UWI"). As Chief Operating Officer of UWI, Mr. Ferdman was instrumental in the company's rapid growth, which culminated in its acquisition by IXC Communications (now part of Level 3 Communications Inc.) in 1998. Mr. Ferdman is also a director of Circuit of the Americas, and Quality Uptime Services.

John W. Gamble, Jr., Age 53

Independent Director Since: May 2014

Board Committees: Audit Committee (Chair) and Executive Committee

Qualifications: Mr. Gamble brings to our Board of Directors extensive knowledge regarding financial management and the information technology market.

John W. Gamble Jr. has served as a member of our Board of Directors since May 2014. Mr. Gamble is currently Corporate Vice President and Chief Financial Officer of Equifax Inc., where he is responsible for corporate finance, accounting, treasury, tax, internal audit and investor relations. From September 2005 to May 2014, Mr. Gamble was Executive Vice President and Chief Financial Officer for Lexmark International, Inc. In addition to corporate finance functions, he was responsible for Lexmark's investor relations, information technology, strategy and development, and internal audit and security functions. Prior to joining Lexmark, he was executive vice president and chief financial officer of Agere Systems, Inc. Mr. Gamble also served in finance leadership roles with AlliedSignal, Inc., and then Honeywell International, Inc., following the merger of the two entities. Earlier, Mr. Gamble served in a variety of finance capacities with General Motors. He began his career as an electrical engineer with Bethlehem Steel Corporation.

Michael A. Klayko, Age 61

Independent Director Since: N/A

Board Committees: None

Qualifications: Mr. Klayko brings to our Board of Directors a comprehensive understanding of the technology and network solutions industry coupled with extensive experience as a director of other publicly-held technology companies.

Michael A. Klayko is a nominee for election to serve as a member of our Board of Directors. Mr. Klayko has been Chief Executive Officer of MKA Capital, an investment company focusing on technology investments, since January 2013. From January 2005 until January 2013, Mr. Klayko served as Chief Executive Officer and served on the board of directors of Brocade Communications Systems, Inc., a comprehensive network solutions provider ("Brocade"). Previously, Mr. Klayko was Vice President of Worldwide Sales at Brocade and also served as its Vice President of Marketing and Support and Vice President of OEM Sales. Additionally, Mr. Klayko has held management positions at Rhapsody Networks, McDATA, EMC, Hewlett-Packard Company and IBM. Mr. Klayko serves on the board of directors of Allscripts Healthcare Solutions, Inc., a healthcare information technology provider, Mr. Klayko previously served on the board of directors of Brocade Communications Systems, Inc. (2005 through 2013), PMC-Sierra, Inc. (2012 through January 2016) and Bally Technologies (2014).

T. Tod Nielsen, Age 50

Independent Director Since: January 2013

Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Qualifications: Mr. Nielsen brings to our Board of Directors a strong technical background in software development, coupled with extensive management experience and knowledge of the information technology market.

T. Tod Nielsen has served as a member of our Board of Directors since January 2013. Since June 2013, Mr. Nielsen has been the Chief Executive Officer of Heroku, a cloud application development company that is a subsidiary of Salesforce. Prior to that, Mr. Nielsen was Co-President, Applications Platform of VMware, Inc. ("VMware"). Mr. Nielsen served as VMware's Chief Operating Officer from January 2009 to January 2011. Prior to that, he served as President and Chief Executive Officer of Borland Software Corporation from November 2005 to December 2008. From June 2005 to November 2005, Mr. Nielsen served as Senior Vice President, Marketing and Global Sales Support for Oracle Corporation, an enterprise software company. From August 2001 to August 2004, he served in various positions at BEA Systems, Inc., a provider of application infrastructure software, including Chief Marketing Officer and Executive Vice President, Engineering. Mr. Nielsen also spent 12 years with Microsoft Corporation ("Microsoft") in various roles, including General Manager of Database and Developer Tools, Vice President of Developer Tools, and at the time of his departure, Vice President of Microsoft's platform group. Mr. Nielsen is a current director of BTI Systems, and former director of MyEdu Corp., Fortify Software and Club Holdings,  LLC.

Alex Shumate, Age 65

Independent Director Since: January 2013

Board Committees: Chairman of the Board and Lead Independent Director, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee

Qualifications: Mr. Shumate brings to our Board of Directors demonstrated managerial ability and a thorough understanding of the principles of good corporate governance.

Alex Shumate has served as a member of our Board of Directors since January 2013. Mr. Shumate is currently the Managing Partner, North America, of Squire Patton Boggs (US) LLP, an international law firm ("Squire Patton Boggs"), since 2009. Prior to that, he served as the Managing Partner of the Columbus, Ohio office of Squire Patton Boggs since 1991. He is a current director of The J.M. Smucker Company. He also served as a director of the Wm. Wrigley Jr. Company from 1998 until its acquisition in 2008, as well as Nationwide Financial Services from 2002 until its acquisition in 2009. He served as a director of CBI from 2005 to January 2013. Mr. Shumate resigned as a member of CBI's Board of Directors upon consummation of our initial public offering.

William E. Sullivan, Age 61

Independent Director Since: January 2013

Board Committees: Nominating and Corporate Governance Committee (Chair), and Audit Committee

Qualifications: Mr. Sullivan brings to our Board of Directors a comprehensive understanding of the commercial real estate industry coupled with extensive real estate investment trust ("REIT") management experience.

William E. Sullivan has served as a member of our Board of Directors since January 2013. In June 2014, Mr. Sullivan began serving as Chief Financial Officer and Treasurer for Purdue University in Indiana. From March 2007 to May 2012, Mr. Sullivan served as the Chief Financial Officer of ProLogis Inc. ("ProLogis"), a REIT operating as an owner, manager and developer of distribution facilities. Prior to joining ProLogis, Mr. Sullivan was the founder and President of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. Prior to that, Mr. Sullivan served as the Chairman (2001 to 2007) and Chief Executive Officer (2001 to 2005) of SiteStuff, Inc., a procurement solutions company specializing in real estate property and facility management. Mr. Sullivan worked for Jones Lang LaSalle Incorporated ("Jones Lang LaSalle"), and its predecessor, LaSalle Partners, in a variety of positions from 1984 to 2001, including as Chief Financial Officer from 1997 to 2001 and as a member of the Board of Directors from 1997 to 1999. Prior to joining Jones Lang LaSalle, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP ("Ernst & Young"). Mr. Sullivan has also served as a director and audit committee chairman of Jones Lang LaSalle Income Property Trust, Inc. since September 2012, and as a director and audit committee chairman of Club Corp., since August 2013.

Lynn A. Wentworth, Age 57

Independent Director Since: October 2014

Board Committees: Audit Committee and Compensation Committee

Qualifications: Ms. Wentworth brings to our Board of Directors extensive knowledge regarding complex financial, accounting and corporate governance matters affecting large corporations.

Lynn A. Wentworth has served as a member of our Board of Directors since election by the Company's stockholders in May 2014. Prior to retirement, she was Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. ("BlueLinx") (a building products distributor) from 2007 to 2008. Prior to joining BlueLinx, she served as Vice President and Chief Financial Officer for BellSouth Corporation's Communications Group and held various other positions at BellSouth from 1985 to 2007. She began her career at Coopers & Lybrand, where she served in both the audit and tax divisions. She is a certified public accountant licensed in the state of Georgia. She is a director and chair of the Audit and Finance Committee of CBI and is also a director and chair of the Audit Committee of Graphic Packaging Holding Company.

Biographical Information Regarding Executive Officers Who Are Not Directors

Gregory R. Andrews, Age 54 Chief Financial Officer	Gregory R. Andrews has served as our Chief Financial Officer since October 2015. Prior to joining CyrusOne, from 2010 until 2015, he served as the Chief Financial Officer of Ramco-Gershenson Properties Trust, a NYSE listed REIT specializing in the ownership and management of large multi-anchored shopping centers. From 2006 to 2009, Mr. Andrews was Chief Financial Officer of Equity One, Inc., a NYSE listed REIT, that owns, manages, acquires, develops and redevelops shopping centers and retail properties. From 1997 to 2006, he was a Principal at Green Street Advisors Inc., an investment research and advisory firm focused on REITs. Mr. Andrews also previously served as Vice President in the corporate and commercial real estate divisions of Bank of America in both Southern California and Hong Kong and as an analyst at First Interstate Bank of California. Mr. Andrews serves on the Board of Directors of Spy, Inc. and is a member of its Audit Committee.
Amitabh Rai, Age 55 Senior Vice President and Chief Accounting Officer

Amitabh Rai has served as our Senior Vice President and Chief Accounting Officer since July 2015. From 2007 to 2015, Mr. Rai was employed by Laureate Education Inc. ("Laureate"), a global leader in providing higher education, including serving as Senior Vice President and Chief Accounting Officer from 2008 until 2015. Prior to joining Laureate, from 2003 to 2007 Mr. Rai was the Vice President, Corporate Controller and Principal Accounting Officer of Remy International, Inc. ("Remy"). Before joining Remy in 2003, Mr. Rai spent 13 years with Sensient Technologies Corporation.

Venkatesh S. Durvasula, Age 49 Chief Commercial Officer

Venkatesh S. Durvasula has served as our Chief Commercial Officer, overseeing strategy, marketing and sales since October 2012. Mr. Durvasula joined CyrusOne in October 2012. Prior to joining CyrusOne, Mr. Durvasula served as the Chief Marketing and Business Officer of Quality Technology Services ("QTS") from March 2010 through April 2012. Prior to QTS, he was a co-founder and Chief Operating Officer of NYC-Connect, a privately-held interconnection business that was sold to Digital Realty Trust, Inc. and Telx in 2007. Following that sale, Mr. Durvasula served as the Chief Marketing Officer at Telx until August 2009. Prior to NYC-Connect, Mr. Durvasula served as Vice President of Sales at AboveNet, Inc.

Robert M. Jackson, Age 48 Executive Vice President, General Counsel and Secretary

Robert M. Jackson has served as Executive Vice President, General Counsel and Secretary since August 2015. Prior to joining CyrusOne, he served as Executive Vice President and Chief Administrative Officer of Storage Post, a privately held owner and operator of self-storage facilities, headquartered in Atlanta, Georgia, from April 2014 to July 2015. Prior to that, from December 2004 to September 2012, Mr. Jackson was Senior Vice President and General Counsel for Cousins Properties Incorporated. He was previously a partner at Troutman Sanders LLP, an international law firm headquartered in Atlanta, Georgia, from February 1996 to December 2004.

Kevin L. Timmons, Age 50 Chief Technology Officer

Kevin L. Timmons has served as our Chief Technology Officer since October 2011. Prior to joining CyrusOne, he led Microsoft's global data center team as General Manager, Data Center Services beginning in 2009. Prior to that, Mr. Timmons held several positions between 1999 and 2009 within the operations team at Yahoo! Inc. ("Yahoo!"). Mr. Timmons originally joined Yahoo! via the GeoCities acquisition in 1999 as Director of Operations. He was then promoted to Senior Director in 2000, and assumed the role of Vice President, Operations in 2006.

Corporate Governance Profile

        We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

  •
  the Board of Directors is not classified; instead, each of our directors is subject to re-election annually;

  •
  the Board of Directors has determined that a majority of the seven persons who currently serve on the Board of Directors are "independent" within the meaning of the NASDAQ listing standards;

  •
  each of the members of the Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of the NASDAQ listing standards;

  •
  each of the members of the Audit Committee and the Compensation Committee meet the heightened independence standards within the meaning of the NASDAQ listing standards for service on those committees;

  •
  each of the members of the Audit Committee members qualifies as an "Audit Committee financial expert" as defined by the SEC; and

  •
  we have opted out of the control share acquisition statute of the Maryland General Corporation Law.

        Our directors stay informed about our business by attending meetings of the Board of Directors and its standing committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board of Directors

        Our business and affairs are managed under the direction of the Board of Directors. A majority of the members of the Board of Directors is "independent," as determined by the Board of Directors, within the meaning of the NASDAQ listing standards.

Board Leadership

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Board of Directors considers its leadership structure on an annual basis.

        The Board of Directors may designate a chairman of the Board, who may or may not be an executive chairman. Since June 2014, Alex Shumate has served as our Chairman of the Board of Directors. Based on its most recent review of our leadership structure and the needs of the Company, the Board continues to believe that having Mr. Shumate serving in this position is optimal because it provides our Company with strong, effective and consistent leadership. Furthermore, our corporate governance guidelines provide that it is the Board's general policy that the positions of Chairman of the Board and Chief Executive Officer should be separate persons as an aid to the Board's oversight of management. The corporate governance guidelines also require a lead independent director, which since June 2014 has been Mr. Shumate.

        In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. The Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent directors enhances this oversight function. A number of Board and committee processes and procedures, including regular executive sessions of independent directors and a regular review of our executive officers' performance, provide substantial independent oversight of our management's performance. Finally, under our Bylaws and corporate governance guidelines, the Board has the ability to change its structure, should it deem doing so to be appropriate and in the best interests of our Company. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.

        The Chairman of the Board presides at all meetings of the Board of Directors, unless otherwise prescribed. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our Bylaws or by the Board of Directors.

Director Independence

        In accordance with the corporate governance listing standards of NASDAQ and our corporate governance guidelines, the Board, upon the recommendation of the Nominating and Corporate

Governance Committee that is comprised solely of independent members, affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, and other information including the matters set forth in this proxy document under the caption "Certain Relationships and Related Transactions," the Board evaluates whether any director has any material relationship with CyrusOne, either directly or as a partner, stockholder or officer of an organization that has a relationship with CyrusOne, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based on these standards, the Board, including a majority of the current independent members, determined that each of the following persons who is serving as a non-employee director has no relationship with CyrusOne, except as a director and stockholder, and is independent: David H. Ferdman, John W. Gamble, T. Tod Nielsen, Alex Shumate, William E. Sullivan and Lynn A. Wentworth. In addition, we expect that Mr. Klayko, if elected to the Board at the 2016 annual meeting, will be independent.

        The Board determined that Gary J. Wojtaszek is not independent because he is the President and Chief Executive Officer of CyrusOne.

Board Meetings

        In 2015, the Board of Directors held twelve meetings, the Audit Committee held seven meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held four meetings. Each director attended over 75% of the Board meetings and each director's respective committee meetings in 2015.

        Although we do not have a policy requiring directors' attendance at annual meetings of stockholders, they are expected to do so. Each of our then-serving directors attended our 2015 annual meeting of stockholders.

        The Board of Directors regularly meets in executive session, without management present. Generally, these executive sessions follow after each quarterly meeting of the Board and each committee. In addition, the independent directors of the Board and the committees meet regularly in independent sessions without management or non-independent directors present. Alex Shumate, our Chairman and lead independent director, presides over such independent, non-management sessions of the Board. In 2015, the independent directors met at least twice in such independent sessions. As deemed necessary, directors also discuss matters informally between board and committee meetings.

Board Committees

        Under our corporate governance guidelines, the composition of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee must comply with the rules of the SEC and listing standards and other rules and regulations of NASDAQ, as amended or modified from time to time. Our corporate governance guidelines define "independent director" by reference to the rules of the SEC and rules, regulations and listing standards of NASDAQ, which generally deem a director to be independent if the director has no relationship that may interfere with the exercise of the director's independent judgment, and which further impose heightened requirements of independence for members of the Audit and Compensation Committees. Our Board of Directors may from time to time establish other committees to facilitate the management of our Company.

        Audit Committee.    The Audit Committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The Audit Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, discussed with management disclosures relating to our internal controls over financial reporting and prepares the report that federal securities laws require be included in our annual proxy statement. Mr. Gamble is the chair of the Audit Committee. Mr. Sullivan and Ms. Wentworth also serve as members of our Audit Committee. The Board has determined each of Mr. Gamble, Mr. Sullivan and Ms. Wentworth to be an audit committee financial expert. Each member of the Audit Committee has been determined to be independent in accordance with the NASDAQ listing standards applicable to service on audit committees. The Audit Committee operates pursuant to a written charter.

        Compensation Committee.    The Compensation Committee reviews and makes recommendations to our Board of Directors regarding the compensation and benefits of our executive officers, administers and makes recommendations to our Board of Directors regarding our compensation and stock incentive plans, and produces an annual report on executive compensation for inclusion in our proxy statement. Mr. Nielsen is the chair of the Compensation Committee. Mr. Shumate and Ms. Wentworth also serve as members of our Compensation Committee. Each member of the Compensation Committee has been determined to be independent in accordance with the NASDAQ listing standards applicable to service on compensation committees. The Compensation Committee operates pursuant to a written charter. In 2015, the Compensation Committee engaged Christenson Advisors to assist it in the performance of its duties and to make recommendations to the Compensation Committee with respect to director and executive compensation. In engaging the compensation consultant, the Compensation Committee considered the consultant's independence and actual or potential conflicts of interest. In connection with this review, the Compensation Committee solicited information regarding work for the Company, fees paid, relationships with members of the Board or management, ownership of Company stock and other information. The Compensation Committee is not aware of any conflicts of interest or other matters that affected the consultant's independence.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee develops and recommends to our Board of Directors a set of corporate governance guidelines, a code of business conduct and ethics and related Company policies and periodically reviews and recommends updates and changes to such guidelines, code and policies to the Board of Directors, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NASDAQ, establishes criteria for prospective members of our Board of Directors and conducts candidate searches and interviews. Mr. Sullivan is the chair of the Nominating and Corporate Governance Committee. Messrs. Nielsen and Shumate also serve as members of our Nominating and Corporate Governance Committee. Each of the Committee members has been determined to be independent in accordance with the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee operates pursuant to a written charter.

Role of the Board in Risk Oversight

        One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors administers this oversight function directly, with support from the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight. In particular, among other things, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Audit Committee also monitors compliance with the Company's policy on related party transactions, and our executives' compliance with the Company's code of business conduct and ethics. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines.

Nomination of Directors

        Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders, and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason. In addition to considering incumbent directors, the Nominating and Corporate Governance Committee may identify director candidates based on recommendations from any qualified individual or group, including, but not limited to, stockholders, the incumbent directors and members of management. The Committee has, and may in the future, engage the services of third-party search firms to assist in identifying or evaluating director candidates.

        The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole, its committees, and of each individual director and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Directors considers director candidates based on a number of attributes including:

  •
  Established leadership reputation in his/her field;

  •
  Reputation for good business judgment;

  •
  Active in business;

  •
  Knowledge of business on a national/global basis;

  •
  Meets high ethical standards;

  •
  Commitment to regular Board/committee meeting attendance;

  •
  The candidate's familiarity with data center facilities and operations; and

  •
  Whether the candidate would contribute to the gender, racial and/or geographical diversity of the Board.

        Candidates also are evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The Nominating and Corporate Governance Committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to the Board of Directors.

        The Nominating and Corporate Governance Committee will consider appropriate candidates for directors recommended by a stockholder of our Company. The Nominating and Corporate Governance Committee will evaluate director candidates submitted by our stockholders on the same basis as any other director candidates. We did not receive any recommendations of director candidates or director nominations by stockholders for the 2016 annual meeting.

        Recommendations for nominations should be addressed to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Corporate Secretary, indicating the candidate's qualifications and other relevant biographical information and providing confirmation of the candidate's consent to serve as a director, if elected. Stockholders may also nominate qualified individuals for election to the Board of Directors by complying with the advance notice and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Board Compensation for 2015

        In 2015, each of our directors who is not an employee of our Company or our subsidiaries received as compensation for the director's service: (i) grants of restricted stock with a grant-date fair value of $110,000 pursuant to our 2012 Long Term Incentive Plan, and (ii) a cash retainer (as described below). With respect to the equity grants, equity awards with a grant-date fair value of $110,000 were granted on February 10, 2015 for the then-serving directors. These awards all vested in February 2016. For the cash retainer, each director receives an annual retainer of $60,000, except for our non-executive chair (Mr. Shumate), who receives an annual cash retainer of $125,000. The director who serves as chair of the Audit Committee (Mr. Gamble) receives an additional annual retainer of $20,000, and the directors who serve as chairs of the Compensation Committee (Mr. Nielsen) and the Nominating and Corporate Governance Committee (Mr. Sullivan) each receive an additional annual retainer of $15,000. Non-chair directors serving as members of the Audit, Compensation and Nominating and Corporate Governance Committees each also receive an additional retainer of $7,500 per committee served. We did not provide any per-meeting compensation to any of our directors. Directors who are employees of our Company or our subsidiaries do not receive compensation for their services as directors.

        The following table summarizes the compensation that we paid to our non-management directors in 2015:

2015 Director Compensation Table

Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Alex Shumate	141,875	110,000	251,875
William E. Sullivan	82,500	110,000	192,500
Lynn A. Wentworth	71,250	110,000	181,250
T. Tod Nielsen	82,500	110,000	192,500
John W. Gamble, Jr.	81,875	110,000	191,875
David H. Ferdman	60,000	110,000	170,000

(1)
Reflects the aggregate grant date fair value of the restricted stock awards granted on February 10, 2015, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (FASB ASC 718). The grant date fair value of the restricted stock awards was determined by reference to the closing price of the shares on the grant date and excludes the impact of estimated forfeitures. The assumptions used in the calculation of the grant date fair value are incorporated by reference to Note 16 to the financial statements in our annual report on Form 10-K filed with the SEC on February 26, 2016.

        As of December 31, 2015, our non-employee directors held no stock options and the following aggregate number of shares of restricted stock:

Name	Stock Awards (#)
Mr. Shumate	19,909
Mr. Sullivan	19,909
Ms. Wentworth	9,261
Mr. Nielsen	19,909
Mr. Gamble	9,261
Mr. Ferdman	57,600

Corporate Governance Matters

        We have adopted corporate governance guidelines and a code of business conduct and ethics that applies to all of our executive officers and employees, and each member of the Board of Directors. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.cyrusone.com in the "Corporate Governance" area of the "Company-Investor Relations" tab:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Audit Committee Charter;

  •
  Compensation Committee Charter; and

  •
  Nominating and Corporate Governance Committee Charter.

        Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any stockholder who requests them. Requests should be sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Corporate Secretary.

Communication with the Board of Directors, Independent Directors and the Audit Committee

        Any party may contact the Board of Directors via mail at the address listed below.

  Board of Directors
  CyrusOne Inc.
  1649 West Frankford Road
  Carrollton, Texas 75007

        Any party may contact the Board of Directors via e-mail at the address listed below.

  boardofdirectors@cyrusone.com

        The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company's regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via mail at the address listed below:

  Chair
  Audit Committee
  CyrusOne Inc.
  1649 West Frankford Road
  Carrollton, Texas 75007

        Any party may contact the Audit Committee via e-mail at the address listed below:

  auditcommittee@cyrusone.com

        Alternatively, anyone may call our toll-free whistleblower hotline at 1-866-822-4720.

        Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.

        In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

PROPOSAL 2: SAY-ON-PAY

        To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement ("Say-on-Pay")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires the Board of Directors to provide our stockholders with the opportunity to vote on a non-binding, advisory basis, on the compensation of our named executive officers as set forth in this proxy statement. This proposal is also referred to as the "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement.

        Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other competitive corporations and REITs for top talent, and aligns our executives' interests with the long-term interests of our stockholders. Our Compensation Discussion and Analysis and the related compensation tables, which begin on page 31 of this proxy statement, describe in detail the components of our executive compensation program and the process by which our Board of Directors makes executive compensation decisions. Highlights of our program include the following:

  •
  Consistent with our pay-for-performance philosophy, over 75% of the compensation for each of our named executive officers is performance-based, and thus "at risk";

  •
  Multiple performance metrics are utilized to discourage excessive risk-taking, by removing any incentive to focus on a single performance goal to the detriment of other performance goals, and by balancing long-term and short-term objectives;

  •
  Substantial stock ownership requirements ensure that our executive officers maintain a significant stake in our long-term success;

  •
  Equity plans prohibit re-pricing of stock options without stockholder approval;

  •
  We do not guarantee annual bonuses;

  •
  Clawback policies allow recovery of certain compensation payments and proceeds from executives in the event of a significant restatement of financial results;

  •
  Beginning with agreements executed or awarded in July 2015, our named executive officers' employment agreements and equity awards include double-trigger change-in-control severance benefits;

  •
  We do not generally provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

  •
  We do not provide special executive retirement programs.

        We design our compensation programs to motivate our executives to achieve our fundamental and overriding objective-to create value for our stockholders at leadership levels on a consistent basis.

        This vote is non-binding; however, we highly value the opinions of our stockholders. Accordingly, the Compensation Committee and the Board will consider the outcome of this advisory vote in connection with future executive compensation decisions.

The Board of Directors recommends a vote
FOR the approval on a non-binding, advisory basis, of the following Resolution:

        "RESOLVED, that the stockholders of CyrusOne Inc. approve, on an advisory basis, the compensation of CyrusOne Inc.'s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and other related tables and disclosures."

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the accounting firm of Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for the year ending December 31, 2016, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee Charter, require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte for ratification by stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte in the future. Deloitte has served as the Company's independent registered public accounting firm since August 2012 and is considered by our management and the Audit Committee to be well qualified.

Fee Disclosure

        The following is a summary of the fees billed by Deloitte for professional services rendered for our Company for the years ended December 31, 2015 and December 31, 2014:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$1,075,846	$1,319,493
Audit Related Fees	473,255	224,356
Tax Fees	17,299	54,000
All Other Fees	—	—
Total	$1,566,400	$1,597,849

  Audit Fees

        "Audit Fees" consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte to be named in our registration statements and to the use of their audit report in the registration statements.

  Audit-Related Fees

        "Audit-Related Fees" consist of fees and related expenses for products and services other than services described under "Audit Fees" and "Tax Fees." These services included, among others, due diligence related to completed and potential acquisitions, accounting consultations that were not required by statute or regulation and consultations concerning financial accounting and reporting.

  Tax Fees

        "Tax Fees" consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

  Pre-Approval Policy

        All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee or a member of the Audit Committee designated by the full committee to pre-approve such services. Generally, the scope of the work to be performed by Deloitte, and the proposed fees associated with the work, are reviewed by management. The proposed work and associated fees are then presented to the Audit Committee for review, and if deemed appropriate, approval. The Audit Committee in its discretion meets with both Deloitte and with management together and, if needed, separately, prior to giving its approval. For approval of minor adjustments to the scope of work or fees, the Committee in its discretion may delegate approval to its chair. The Audit Committee or designated member concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        A representative of Deloitte will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

 AUDIT COMMITTEE REPORT

        The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, in accordance with the Audit Committee Charter. Management is responsible for the preparation of the Company's financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company's independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of the Company's audited financial statements and financial statement schedules with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Deloitte the audited financial statements for the year ended December 31, 2015 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Controls and Procedures" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        In addition, the Audit Committee received and discussed the written disclosures and the letter from Deloitte that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, discussed with Deloitte the firm's independence from management and the Audit Committee, and discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 16, "Communications with Audit Committees".

        In reliance on the reviews and discussions referred to above, prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

  Submitted by the Audit Committee of the Board of Directors

  John W. Gamble, Jr. (Chair)
  William E. Sullivan
  Lynn A. Wentworth

  March 15, 2016

 PROPOSAL 4: APPROVAL OF THE RESTATED CYRUSONE 2012 LONG TERM INCENTIVE PLAN

General

        CyrusOne maintains the CyrusOne 2012 Long Term Incentive Plan (the "Existing Plan"), which was approved by the board of directors of CBI on November 15, 2012 and was approved by our Board on January 7, 2013. Our stockholders approved the material terms of the performance goals under the Existing Plan on May 1, 2014. The Company's stockholders are being asked to approve the amendment and restatement of the Existing Plan that, among other things, increases the number of shares of our common stock that are available for award under the Plan from 4,000,000 to 8,900,000 shares, provides for "double-trigger" vesting of awards in the event of a change in control and imposes a minimum one year vesting period for 95% of share-based awards (the "Plan Amendment"). We refer to the Existing Plan, as amended and restated, as the "Plan."

        The Board of Directors believes the increase in the number of shares of our common stock reserved and available for awards under the Plan and the other amendments made as part of the Plan Amendment are in the best interest of the Company and our stockholders. As part of our "pay for performance" philosophy, long-term incentive awards under the Plan are an important part of our overall compensation. Currently, we make long-term incentive awards to our employees, officers and non-employee directors under the Plan. As of December 31, 2015, there were 2,476,862 shares of our common stock issued or subject to outstanding awards under the Existing Plan, and there were only 1,523,138 shares of common stock remaining available for future grants under the Existing Plan.

        To ensure an adequate supply of shares for future long-term incentive awards, the Board of Directors has approved, and recommends that stockholders approve, the Plan. The Plan will authorize the issuance of up to 4,900,000 additional shares of our common stock pursuant to long-term incentive awards, in addition to any shares remaining from the 4,000,000 shares currently reserved under the Existing Plan that have not been issued or that have been returned to the Existing Plan. In determining the number of additional shares of common stock requested for availability under the Plan, we considered the number of shares of our common stock currently available for issuance, our historic and anticipated award grant practices, and the estimated number of shares needed for awards over the next three to four years. The benefits and amounts that will be received by or allocated to participants under the Plan are not yet determinable because the types and amounts of awards and selection of participants are discretionary. The Company believes that the additional shares authorized under the Plan will provide it with a sufficient number of shares of common stock to ensure that equity-based long-term incentive awards remain a meaningful component of the overall compensation of our employees, officers and non-employee directors.

Effect of Proposal

        Approval of this Proposal 4 will increase the number of shares of our common stock available for issuance under the Plan from 4,000,000 shares to 8,900,000 shares. In addition, the Plan Amendment provides for "double-trigger" vesting of awards in the event of a change in control and a minimum one year vesting period for 95% of share-based awards granted under the Plan, both of which are considered to be good corporate governance practices further aligning the holders of awards under the Plan with the interests of our stockholders.

Summary of the Plan

        THE FULL TEXT OF THE PLAN IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

        Purposes of the Plan.    The purposes of the Plan are (i) to further the long-term growth of the Company by offering competitive incentive compensation related to long-term performance goals to our directors and employees who are responsible for planning and directing such growth, (ii) to reinforce a commonality of interest between our stockholders and our directors, employees and consultants who participate in the Plan and (iii) to aid us in attracting and retaining directors, employees and consultants of outstanding abilities and specialized skills.

        Administration.    The Plan is administered by a committee (the "Committee"). Unless otherwise provided by our board of directors, the Committee will be the Compensation Committee of our Board of Directors. Subject to the limits and terms of the Plan, the Committee (i) selects the directors, employees and consultants who will be granted awards, (ii) makes awards, in such forms and amounts and on such conditions as it determines, (iii) interprets the terms of the Plan and (iv) performs all other administrative functions.

        The Committee may delegate to one or more of the Company's executive officers its right to make awards under the Plan to directors, employees or consultants who (i) are not otherwise subject to the stock reporting requirements of Section 16 of the Securities Exchange Act of 1934 and (ii) are not expected to become employees for whom our ability to take deductions related to their compensation is potentially limited under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Committee may grant awards under the Plan consisting of one or a combination of the following forms of awards: (i) stock options, including options intended to qualify as incentive stock options under Section 422 of the Code ("ISOs") and options that are not ISOs ("NSOs"), (ii) stock appreciation rights ("SARs"), (iii) restricted stock, (iv) restricted stock units, (v) performance shares, (vi) share-based performance units, (vii) nonshare-based performance units, (viii) non-restricted stock and (ix) other awards (individually and collectively, "Awards"). No Award may be granted under the Plan after November 15, 2022. Share-based Awards granted under the Plan will generally provide for a minimum vesting period of at least one year following the date of grant; however, share-based Awards with respect to up to 5% of shares of our common stock available for issuance under the Plan are not required to have any minimum vesting requirements.

        Eligible Participants.    Any director, employee or consultant (including any prospective director, employee or consultant) of the Company is eligible to be granted an Award under the Plan. Currently, approximately 400 employees and 6 non-employee directors are eligible to receive Awards under the Plan.

        Shares Subject to the Plan.    Any shares of common stock issued pursuant to Awards under the Plan will consist, in whole or in part, of authorized and unissued shares of common stock. A maximum of 6,423,138 shares, plus any shares of common stock that are returned to the Plan as described below, will be available for future grants under the Plan. This includes:

  •
  4,900,000 new shares authorized pursuant to the Plan Amendment; and

  •
  1,523,138 shares available for issuance under the Existing Plan, but not subject to any outstanding awards as of December 31, 2015.

        In addition, shares that are subject to outstanding awards under the Existing Plan will be available for future grants to the extent that, on or after December 31, 2015, such awards are forfeited, expire, terminate without payment, or settled for cash as described below.

        Any shares of common stock subject to an Award that is forfeited, expires, terminates without payment, or is settled for cash will be available for future Awards under the Plan. The number of shares of common stock available under the Plan will be reduced by (i) shares withheld in payment of the participant's exercise price, purchase price or required tax withholding, and (ii) upon the exercise of an SAR that is settled, in whole or in part, by the issuance or payment of shares, the total number of shares on which such SAR (or the portion of such SAR that is settled by the issuance or payment of shares) is based, regardless of the number of shares actually issued or paid to settle such SAR upon its exercise. If the Company acquires or is combined with another company, any Awards that may be granted under the Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the number of shares of common stock available for issuance under the Plan.

        Plan Award Limits.    Subject to adjustment in the case of certain changes in the capital structure of the Company, no more than 8,900,000 of the shares of common stock authorized under the Plan may be issued or paid under or with respect to the aggregate of all Awards granted during the Plan's entire existence. All of the authorized shares under the Plan may be issued or paid with respect to stock options (including ISOs) and SARs.

        Individual Award Limits.    Subject to adjustment in the case of certain changes in the capital structure of the Company, with respect to Awards that are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, (a) the maximum number of shares of common stock that may be granted under the Plan pursuant to all "share-based Awards" (stock options, SARs, restricted stock, restricted stock units, performance shares, share-based performance units, non-restricted stock Awards and other share-based Awards, considered in the aggregate) to any participant during each and any calendar year will be 500,000 shares of common stock, and (b) the maximum value that may be payable under all "nonshare-based Awards" granted under the Plan (nonshare-base performance units and other nonshare based Awards, considered in the aggregate) to any participant during any calendar year will be $5,000,000.

        Subject to adjustment in the case of certain changes in the capital structure of the Company, with respect to Awards that are granted under the Plan to any non-employee member of our Board of Directors, (a) the maximum number of shares of common stock that may be granted under the Plan pursuant to all "share-based Awards" to any non-employee director during any calendar year will be 100,000 shares of common stock, and (b) the maximum value that may be payable under all "nonshare-based Awards" granted under the Plan to any non-employee director during each and any calendar year will be $200,000.

  Types of Awards Authorized Under the Plan.

          (a)    Stock Options.    A stock option represents an option to purchase a number of shares of common stock at a fixed purchase price over a certain time period not to exceed ten years. The terms and conditions of any stock option will be determined by the Committee and set forth in the applicable Award agreement. The purchase price of any stock option granted under the Plan will not be less than 100% of the fair market value of a common share on the grant date of the option.

          Stock options can either be ISOs or NSOs. All options granted under the Plan will be NSOs unless the applicable Award agreement expressly states that the option is intended to be an ISO. ISOs are a special type of stock options that can provide special tax advantages for participants who are employees that are not available with respect to NSOs. The aggregate fair market value of shares of common stock, determined at grant date, for which ISOs can be exercisable for the first time during any calendar year as to any participant is limited by tax law to $100,000. In addition, the Committee cannot grant an ISO to any participant who owns (directly or constructively) more than 10% of the voting power of our shares of common stock or who is not an employee of the Company. Unless otherwise set forth in the applicable Award agreement, each stock option will expire upon the tenth anniversary of the date the option is granted.

          (b)    Stock Appreciation Rights.    A SAR represents the right, upon exercise of the SAR, to receive payment of a sum in cash, shares of common stock, other property or any combination thereof (as determined by the Committee on the date of grant of the SAR) not to exceed the amount, if any, by which the fair market value (as determined on the date of the exercise of the SAR) of a number of shares of common stock on which the SAR is based exceeds the fixed grant price of the SAR. The terms and conditions of any SAR will be determined by the Committee and set forth in the applicable Award agreement. The grant price of the shares of common stock that are subject to a SAR may not be less than the fair market value of such shares of common stock on the SAR's grant date. A SAR may be granted by itself, in conjunction with new stock options granted at the same time under the Plan, or in relation to NSOs that were previously granted. Unless otherwise set forth in the applicable Award agreement, each SAR will expire upon the tenth anniversary of the date the SAR is granted.

          (c)    Restricted Stock.    Restricted stock constitutes shares of common stock that may not be disposed of by the participant until certain restrictions lapse, and that will ultimately be forfeited to the extent such restrictions are not satisfied. In general, such restrictions may include service requirements and/or the satisfaction of performance goals. The restrictions that apply to any restricted stock Award may lapse as to a portion of the shares of common stock subject to the award if the participant meets some but not all of the imposed restrictions. Unless the Committee determines otherwise, the recipient of restricted stock will have all rights of a stockholder of the Company with respect to the restricted shares of common stock, including the right to vote and to receive cash dividends. The terms and conditions of any restricted stock Award will be determined by the Committee and set forth in the applicable Award agreement.

          (d)    Restricted Stock Units.    Restricted stock units constitute an unfunded and unsecured promise to deliver shares of common stock, cash, other securities, other Awards or other property upon the lapse of certain restrictions. In general, such restrictions may include service requirements and/or the satisfaction of performance goals. The terms and conditions of any restricted stock units will be determined by the Committee and set forth in the applicable Award agreement.

          (e)    Performance Share Award, Share-based Performance Unit and Nonshare-based Performance Unit.    A performance share Award constitutes a right that the participant will receive a number of shares of common stock, up to a fixed maximum, if certain performance-based conditions and service requirements are met. A portion of the maximum number of shares of common stock subject to the Award can be paid if some but not all of the conditions imposed under the Award are met. A share-based performance unit constitutes a right that the participant will receive an amount equal to a percent of the fair market value of one common share on the date the Award becomes payable (or is equal to a percent of the increase in the fair market value of a common share from the grant date of the Award to the date the Award becomes payable) if certain performance-based conditions and service requirements are met. A portion of the maximum amount payable under the Award can be paid if some but not all of the conditions imposed under the Award are met. Any amount that becomes payable under a share-based performance unit can be paid in cash, in shares of common stock or other property, or by a combination thereof, as the Committee may determine. A nonshare-based performance unit constitutes a right that the participant will receive an amount up to a maximum dollar value, if certain performance-based conditions and service requirements are met. A portion of the maximum amount payable under the Award can be paid if some but not all of the conditions imposed under the Award are met. Any amount that becomes payable under a nonshare-based performance unit can be paid in cash, in shares of common stock or other property or by a combination thereof. The terms and conditions of any performance share, share-based performance unit and/or nonshare-based performance unit will be determined by the Committee and set forth in the applicable award agreement.

          (f)    Non-Restricted Stock Awards.    Non-restricted stock granted constitutes an award to a participant of a fixed number of shares of common stock that can be sold or disposed of immediately and without any restrictions. The terms and conditions of any non-restricted stock Awards will be determined by the Committee and set forth in the applicable Award agreement.

          (g)    Other Awards.    The Committee may grant other equity-based or equity-related awards, or other Awards that provide for compensation based on a dollar amount, in each case, payable in cash, equity or otherwise. The Committee will determine the terms and conditions of any such Awards.

        Performance Goals.    To the extent that attaining performance goals is a condition to the exercise of or payment under any Award, the Committee will determine such performance goals in its discretion. However, for any Award granted under the Plan that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the Committee must base the relevant performance goals on one or more of the following criteria: free cash flow (cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets); operating cash flow; cash available for distribution; EBITDA (earnings before interest, taxes, depreciation, and amortization); earnings per share; funds from operations; adjusted funds from operations; operating efficiency; operating income; total stockholder returns; profit targets; revenue targets; profitability targets as measured by return ratios; working capital; market share (in the aggregate or by segment); portfolio and regional occupancy rates; net income; return on investment or capital; return on assets; return on equity; return on sales; return on development; and level or amount of acquisitions.

        Any performance criteria applicable to an Award will be based on a performance period of not less than one year or more than ten years and must be objectively determinable by the Committee. Performance criteria (i) may be measured or determined for the Company, for any subsidiary of Company, for the entire Company and its subsidiaries in the aggregate, or for any group of corporations or organizations that are included in the Company and (ii) may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies, as selected by the Committee. The Committee will determine and certify in writing whether, and to the extent, the applicable performance criteria have been satisfied with respect to a particular Award. With respect to any Award that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the Committee may not exercise any discretionary authority to increase the amount payable under such Award above the maximum amount payable under the Award (except as otherwise permitted by Section 162(m) of the Code).

        The Committee may provide in the terms of an Award that, in determining whether any of the above listed performance criteria has been attained, certain special or technical factors will be ignored or, conversely, taken into account, in whole or in part. Such special factors may include, but are not limited to, the gain, loss, or other impact of any one or more of the following: (i) changes in generally accepted accounting principles; (ii) unusual and/or infrequently occurring items; (iii) nonrecurring events; (iv) the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses; (v) claims and/or litigation and insurance recoveries relating to claims or litigation; (vi) the impairment of tangible or intangible assets; (vii) restructuring activities, including reductions in force; (viii) investments or acquisitions; (ix) political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, business interruption, or similar events; (x) natural catastrophes; (xi) currency fluctuations; (xii) the issuance of stock options and/or other stock-based compensation; (xiii) the early retirement of debt; and/or (xiv) the conversion of convertible debt securities.

        Change in Control.    Unless otherwise provided in the applicable Award agreement or employment agreement, upon a change in control of the Company (as described below): (i) to the extent an Award is not assumed or substituted by the successor corporation in connection with a change in control, then (a) any such Award subject only to service-based vesting requirements will become vested and exercisable and any restrictions then in force will lapse, and (b) any such Award subject to performance-based vesting conditions will become payable at the target payment amount (assuming all performance goals were satisfied at the target levels); and (ii) to the extent an Award granted on or after July 1, 2015 is assumed or substituted, then, if the participant's employment is terminated by the Company for "cause" or by the participant as the result of a "constructive termination", as such terms are defined in the participant's Award agreement or employment agreement, as applicable, within twelve (12) months following a change in control, (a) any such Award subject only to service-based vesting requirements will become vested and exercisable and any restriction then in force will lapse and (b) any such Award subject to performance-based vesting conditions will become payable at the target payment amount (assuming all performance goals were satisfied at the target levels), in each case, in whole or on a pro rata basis, as set forth in the applicable Award agreement.

        In addition, unless otherwise prescribed by the Committee in an Award agreement, in the event of a change in control of the Company, the Committee will have discretion (i) to pay in cash (in lieu of the right to exercise) the then value of any then outstanding stock option or SAR provided that the then fair market value of the common shares that are subject to such option or SAR exceeds such option's or SAR's purchase price or grant price as to such shares and (ii) to pay in cash (instead of in common shares) the then value of any then outstanding RSUs, performance share, share-based performance unit, nonshare-based performance unit awards and other nonshare-based awards.

        Unless otherwise provided pursuant to an Award agreement, a change in control is defined to mean any of the following events, generally: (i) during any period of 24 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors; (ii) an acquisition by any individual, entity or group (other than certain such individuals, entities or groups as provided in the Plan) of beneficial ownership of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors; (iii) consummation of certain mergers or consolidations of the Company with any other corporation, or other sale of all or substantially all of the assets of the Company, following which our stockholders hold 40% or less of the combined voting power of the surviving entity; or (iv) the stockholders approve a plan of complete liquidation or dissolution of the Company.

        Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions.    In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change in the Company, or any distributions to common stockholders of the Company including extraordinary cash dividends, the Committee will make such adjustments in the aggregate number or class of shares of common stock which may be distributed under the Plan and in the number, class, and purchase, grant, or other price of shares on which the outstanding Awards granted under the Plan are based as it determines to be necessary or appropriate to prevent any rights provided under the Plan and its Awards from being enlarged or diluted by such event.

        Payment of Exercise Price and/or Withholding Taxes Applicable to Awards.    Unless otherwise provided in an Award agreement, a participant may pay the exercise price of any Award and/or the withholding taxes due with respect to any Award (i) in cash, (ii) by tendering previously-owned shares of Company common stock, (iii) by having the Company withhold shares of Company common stock which are otherwise being purchased or paid under the Award, or (iv) by having the Company withhold an amount of cash that is payable under the Award.

        Amendment and Termination.    The Plan may generally be amended or terminated by our Board of Directors, provided that no such action may impair the rights of a participant with respect to a previously granted Award without the participant's consent. However, the Plan may not be amended without approval of our stockholders if such amendment would: (i) increase the total number of shares of common stock reserved for issuance under the Plan; (ii) change the class of participants eligible for awards under the Plan; (iii) increase the total number of shares of common stock reserved for issuance for ISOs under the Plan; or (iv) make any other change in the Plan that is required by applicable law, the rules of the stock exchange on which the shares of common stock are listed, or Section 162(m) of the Code, to be approved by our stockholders in order to be effective.

        The Committee may amend an outstanding Award agreement, provided that no amendment may materially and adversely impair the rights of any participant without the participant's consent. In no event can the Committee amend outstanding Awards, without stockholder approval, to (i) decrease the applicable exercise price, (ii) cancel an Award at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another Award or any cash payment, or (iii) take any action that would be treated, for accounting purposes, as a "repricing" of such Award.

  Miscellaneous Provisions.

        Awards may not be transferred, pledged, assigned, or otherwise encumbered, other than by will, by designation of a beneficiary upon the participant's death, or by the laws of descent and distribution. Each Award may be exercisable only by the participant during his or her lifetime.

        An award granted under the Plan to a participant who is, at the time of the award, an employee of a corporation (other than the Company) that is part of the controlled group of which the Company is part, may be based on shares of common stock of such other corporation. In such case, all of the provisions of the Plan, including all share limits, apply to such Award in the same manner as if such other corporation's shares were shares of common stock of the Company.

        In no event will we ever be obligated to issue or deliver any shares of common stock in connection with an Award granted under the Plan unless and until we determine that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which our shares of common stock are listed.

Certain Federal Tax Aspects of Plan

        The following summary describes the federal income tax treatment associated with options awarded under the Plan. The summary is based on the law as in effect on March 28, 2016. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

        Incentive Stock Options.    A participant does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of shares acquired pursuant to the exercise of an ISO, the participant recognizes gain in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of such shares. The gain is taxed at the long-term capital gains rate if the participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when a participant dies. If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, if any, as a result of the disposition.

        Nonqualified Stock Options.    A participant does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the participant recognizes ordinary income to the extent the fair market value of the shares acquired upon exercise of the NSO on the date of exercise exceeds the exercise price. If the NSO was granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the stock option. The foregoing summary assumes that the shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

        SARS.    A participant who exercises a SAR will recognize ordinary income upon exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise (less the amount paid for such shares, if any). If the SAR was granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon exercise of the SAR.

        Restricted Stock.    A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may make an election under Code Section 83(b) to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If the restricted stock was granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. We will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income). Dividends paid with respect to restricted stock will be taxable as compensation income to the participant; provided that if a participant makes a section 83(b) election (as discussed above), any dividends paid with respect to that restricted stock will be treated as dividend income rather than compensation income.

        Restricted Stock Units.    A participant who receives an award of RSUs will recognize ordinary income equal to the amount of cash and the fair market value of any shares received upon settlement (generally, the vesting date). If the RSUs were granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes.

        Performance Share Awards, Performance Units, Non-Restricted Stock, and Other Non-Share Based Award.    In the case of an award of performance shares, performance units, non-restricted stock or other non-share based award, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. If such awards were granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. In that taxable year, we would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

        Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies as "qualified performance-based compensation" for purposes of Section 162(m) of the Code. Stock options and SARs granted under the Plan are intended to be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Plan also allows the Committee discretion to award restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other awards that are intended to be qualified performance-based compensation, as described under "Performance Goals" above.

        Section 409A.    Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain Awards under the Plan could be subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, where applicable.

Awards

  New Plan Benefits

        Benefits, if any, payable under the Plan for 2016 and future years are dependent on the actions of the Compensation Committee and are therefore not determinable at this time. In 2015, the following grants were made under the Existing Plan:

Name and Position	Dollar Value ($)(1)	Number of Shares(2)
Gary J. Wojtaszek	1,625,000	142,084
Gregory R. Andrews	1,000,000	27,472
Venkatesh S. Durvasula	1,050,000	91,808
Robert M. Jackson	320,000	26,382
Kevin L. Timmons	800,000	69,949
Thomas G. Bosse	750,000	65,578
Kimberly H. Sheehy	750,000	65,578
All Executive Officers, as a group (9 persons)(3)	6,570,000	499,976
All Non-Employee Directors, as a Group	770,000	27,097
All Non-Executive Officer Employees, as a Group	3,885,000	236,292

(1)
The dollar values shown reflect the aggregate grant date fair value of grants made under the Existing Plan in 2015 and include awards of restricted stock and options. For additional information regarding these awards, please review "Executive Compensation—Compensation Discussion and Analysis" section beginning on page 31.

(2)
The number of shares shown include restricted stock and shares issuable upon exercise of options.

(3)
Includes all persons who served as executive officers during 2015.

The Board of Directors recommends a vote FOR the approval of the Plan.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions the Compensation Committee has made under those programs and policies with respect to our named executive officers, and the material factors the Compensation Committee considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading "Executive Compensation" you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2015 by the following individuals, to whom we refer as our named executive officers:

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  Gary J. Wojtaszek, our President and Chief Executive Officer;

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  Gregory R. Andrews, our Chief Financial Officer;

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  Venkatesh S. Durvasula, our Chief Commercial Officer;

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  Robert M. Jackson, our Executive Vice President, General Counsel and Corporate Secretary; and

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  Kevin L. Timmons, our Chief Technology Officer.

        In addition, pursuant to SEC Rules, our named executive officers for 2015 include two of our former executive officers:

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  Kimberly H. Sheehy, our former Chief Financial Officer; and

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  Thomas W. Bosse, our former Vice President, General Counsel and Secretary.

Executive Summary

Our Business

        We are an owner, operator and developer of enterprise-class, carrier-neutral, multi-tenant data center properties. Our data centers are purpose-built facilities with redundant power, cooling and access to a range of telecommunications carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology ("IT") infrastructure for approximately 940 customers in 32 data centers in 12 distinct markets (10 cities in the U.S., London and Singapore). We provide twenty-four-hours-a-day, seven-days-a-week security guard monitoring with customizable security features.

Fiscal 2015 Business Highlights

        Since our initial public offering, we have demonstrated strong growth and financial performance, as more fully discussed in the "Management Discussion and Analysis" of our 2015 Annual Report on Form 10-K, highlighted by the following:

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  Total shareholder return ("TSR") in 2015 of 41.1%;

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  2015 revenue of $399.3 million, representing a 21% increase over 2014;

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  2015 Adjusted EBITDA of $211.7 million, representing a 25% increase over 2014; and

  •
  2015 Normalized Funds From Operations ("Normalized FFO") of $150.7 million, representing a 33% increase over 2014.

In addition to the financial highlights above, we achieved a number of additional business accomplishments in 2015:

  •
  Leased a record 342,000 Colocation Square Feet ("CSF"), representing a 45% increase over our previous record in 2014;

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  Added more than 270 new customers, including 29 Fortune 1000 companies, increasing the total number of Fortune 1000 customers to 173;

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  Completed three successful equity offerings, which resulted in a reduction of the ownership position of our former parent CBI to less than 10% as of December 31, 2015 as well as a broader stockholder base and increase in the public float and liquidity of the Company's stock;

  •
  Completed the acquisition of Cervalis, a privately-held operator of data centers, in July 2015, resulting in the acquisition of four data center facilities and two work recovery facilities serving the New York metropolitan area; and

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  Successfully established a presence in the Northern Virginia market, leasing nearly six phases totaling approximately 215,000 square feet.

For definitions of these terms, and reconciliation of non-GAAP financial measures to GAAP financial measures, please see Appendix A.

Fiscal 2015 Performance and Compensation

  2015 Awards

        The Company's executive compensation plan ties a significant portion of an executive's realized annual compensation to the Company's achievement of its financial goals. In 2015, this focus on performance resulted in annual bonus payments above target when performance goals were exceeded, and incentive vesting below target when performance goals were only partially met. For 2015, the key financial measures used to assess short-term annual performance were revenue and Normalized FFO, and for long-term performance, TSR and Return On Assets ("ROA"). For definitions of these terms, and reconciliation of non-GAAP financial measures to GAAP financial measures, see Appendix A.

        Annual Bonus.    The 2015 annual bonus was tied to the Company's achieving certain revenue, and Normalized FFO goals. In 2015, the Company increased its revenue by 20.7% over 2014, but was $17.5 million less than the target for 2015. FFO increased by 33.5% over 2014, or by $11.9 million over the target for 2015. These successful annual results, together with achievement of individual performance goals, resulted in above-target annual bonus payments to each of our named executive officers, ranging from 122.35% to 142.35% of target, depending on the different weightings given to each performance component by the Compensation Committee. For more information regarding the 2015 annual bonus, see the description below under the heading "—2015 Executive Compensation Components—Annual Bonus."

        Long-term Incentive Awards.    All of our named executive officers other than Messrs. Andrews and Jackson received long-term incentive awards granted in February 2015 that consisted of restricted stock awards (75%) and stock options (25%). The restricted stock awards included a time-based component (25%) which vests pro rata on February 10 of 2016, 2017 and 2018, and a performance component (75%) which vest over a three-year performance period beginning on January 1, 2015 and ending December 31, 2017 based upon achievement of specified performance metrics over the three-year performance period. Of the 75% of the restricted stock awards tied to performance, 50% were tied to the achievement of relative TSR goals over the 2015-2017 performance period and 50% were tied to the achievement of return on asset (ROA) goals over the 2015-2017 performance period. The stock option component of the 2015 awards (25%) have a ten year term and vest pro rata over the next three years on February 10 of 2016, 2017 and 2018, with no additional performance metric. On February 10,

2016, one third of the time-vested portion of the 2015 restricted stock awards (8.33%, or one-third of the 25% of such awards that vested solely based on time) vested. An additional 16.67% vested for the remaining portion of the 2015 restricted stock awards based on TSR performance goals and 16.67% vested for the portion of the restricted stock awards based on ROA performance goals on February 28, 2016. One-third of the option awards granted in February 2015 vested on February 10, 2016.

        In connection with his employment by the Company, on October 26, 2015, Mr. Andrews received a $1,000,000 in value time-based restricted stock award that vests ratably over three years on the anniversary date of the grant.

        In connection with his employment by the Company, on July 31, 2015, Mr. Jackson received a long-term incentive awards consisting of restricted stock awards (75%) and stock options (25%). Mr. Jackson's long-term incentive awards have substantially the same terms as the awards granted to our other named executive officers in February 2015 other than the time-based vesting provisions, which are tied to the anniversary dates of the July 31 grant date in 2016, 2017 and 2018.

        In addition to long-term incentive awards granted in 2015, all of our named executive officers other than Messrs. Andrews and Jackson were eligible to receive additional long-term incentive compensation upon the vesting of long-term incentive awards granted in 2013 and 2014, as described below.

  2014 and 2013 Awards

        Long-term incentive grants awarded in 2014 are tied 50% to cumulative Adjusted EBITDA goals over the 2014-2016 performance period, and 50% to TSR as of the end of the three-year period ending December 31, 2016. For the 50% tied to Adjusted EBITDA goals, the cumulative payout for the portion of the award that vested on February 7, 2016 was at 94% of the target number of performance-based awards tied to 2015. No vesting occurred in 2015 for the portion of the performance-based shares tied to the achievement of 3-year TSR as per the terms of those grants, vesting, if any, will not occur until February 2017.

        Long-term incentive grants awarded in 2013 are tied 50% to the achievement of cumulative EBITDA goals over the 2013-2015 performance period, and 50% to TSR as of the end of the three-year period beginning April 1, 2013 and ending March 31, 2016. For the portion tied to cumulative EBITDA, cumulative EBITDA was 98.65% of the cumulative EBITDA target for the two-year period ending December 31, 2015, which after subtracting the shares and options that vested in 2013 and 2014, resulted in a vesting of only 63.5% of the target number of shares for 2015. No vesting occurred in 2015 for the portion of the performance-based shares granted in 2013 tied to the achievement of 3-year TSR as per the terms of those grants, vesting, if any, will not occur until March 31, 2016.

        In addition, all of our named executive officers other than Messrs. Andrews and Jackson held time-based restricted shares granted in connection with our initial public offering in 2013, which cliff-vested on January 24, 2016 (the "IPO Grants").

Compensation Governance Highlights

✓

The Compensation Committee is composed solely of independent directors.

✓

Over 75% of each senior executive's total compensation is performance-based, and thus "at-risk".

✓

We have stock ownership guidelines for our executive officers, including the named executive officers, and our independent directors.

✓

We have a compensation clawback policy that permits the Company to recoup executive compensation in the event of a material financial misstatement.

✓

The exercise price of options granted under the Plan may not be less than the closing price of our common stock on the date of grant.

✓

Our named executive officers participate in the same welfare benefit programs at the same cost as other salaried employees.

✓

Beginning with agreements executed or awarded in July 2015, our named executive officers' employment agreements and equity awards include double-trigger change-in-control severance benefits.

✓

We provide limited perquisites.

✓

We require a minimum vesting period of at least one year following the grant date for 95% of equity awards.

✓

Our insider trading policy prohibits any employee or director from engaging in hedging activities involving Company stock.

✓

The Board's compensation consultant is independent and provides no other services to the Company.

✗

We do not generally provide tax gross-ups, including for example, U.S. tax code Section 280G excise tax "gross ups".

✗

The change in control definition contained in the Plan is not a "liberal" definition that would be activated on mere stockholder approval of a transaction.

✗

The Plan prohibits the repricing of stock options without stockholder approval.

✗

We do not guarantee annual bonuses.

Compensation Philosophy

        Our fundamental objective is to create value for stockholders, on a consistent long-term basis. Our compensation philosophy is to support value creation for our stockholders by attracting and retaining talented executives with competitive pay packages, to align the compensation for our senior executives to sustainable, consistent, balanced growth and to achievement of specific short- and long-term goals set by the Compensation Committee. We use a combination of compensation programs to incent our senior executives to achieve growth and value creation over the short- and long-term:

  •
  We use a short-term incentive plan to reward executives for achievement of annual business goals set by the Compensation Committee.

  •
  We use a long-term incentive program to reward executives for achievement of three-year business goals set by the Compensation Committee.

  •
  We have substantial stock ownership requirements for our senior executives to align their performance to stockholder objectives.

How We Make Compensation Decisions

Role of Compensation Consultant and Market Data

        To assist in evaluating our compensation practices, in 2015, the Compensation Committee engaged an independent consultant, Christenson Advisors ("Christenson"), to provide a competitive analysis of compensation levels for our named executive officers. Specifically, our Compensation Committee worked with Christenson to establish our peer groups, and Christenson conducted a competitive market assessment of the compensation elements for each of our named executive officers, compared to our peer groups. In setting compensation levels for our named executive officers, our Compensation Committee uses peer groups to maintain an awareness of market data and pay practices, but considers various factors-each as discussed in greater detail below in this Compensation Discussion and Analysis-and does not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, our Compensation Committee uses this peer-group information as one input in its decision-making process.

        In light of the Company's unique operating business, which combines aspects of both a real estate/asset business and a technology/operating business, the Compensation Committee and Christenson identified twenty-nine peer companies, which are organized into three different peer groups-a direct competitor peer group, a size-based peer group and a cloud computing peer group. The Compensation Committee considers that using three separate peer groups better captures the full aspects of marketplace in which the Company competes for business and talent, which could be missed by the use of one peer group alone:

  •
  The direct competitor peer group includes competitors against which the company competes for colocation customers;

  •
  The size-based peer-group includes real estate investment trusts that are comparable in size and against which the Company's financial performance is measured by the real-estate investors; and

  •
  The cloud-based technology group includes companies that provide thought leadership on products which drive colocation decisions for companies such as ours.

        The table below for the companies in each of these three peer groups:

Direct Competitor Peer Group
Digital Realty Trust QTS Realty Trust	Dupont Fabros Technology Endurance International Group	CoreSite

Size-Based Peer Group
Acadia Realty Trust CoreSite First Potomac Realty Trust Inland Real Estate Corporation LTC Properties Parkway Properties Trust Saul Centers	Associated Estates Realty Corp Cousins Properties Government Properties Income Investors Real Estate Trust Medical Properties Trust Potlatch Corporation	Cedar Realty Trust EDR Trust Hersha Hospitality Trust Kite Realty Group Trust National Health Investors Ramco-Gershenson Properties

Cloud Computing Peer Group
VMware CenturyLink/Savvis	Citrix Systems Rackspace	Salesforce.com Equinix

Role of Executive Officers, the Compensation Committee and the full Board of Directors

        The Compensation Committee determines measurements and targets for financial performance. Individual base salaries, annual incentive awards and long-term incentive grants are determined with regard to the external marketplace, and within a framework of the executive's position and responsibility, individual performance, and future potential. Each year, with respect to the named executive officers other than the Chief Executive Officer, the Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance and recommendations for base salary, annual incentive awards and long-term incentive grants. Such assessment includes the performance of the executive's respective department, contributions to the Company, the quality of the executive's advice on matters within the competence of the executive, and other matters deemed relevant by the Chief Executive Officer. All compensation for the named executive officers (other than the Chief Executive Officer) is set by the Compensation Committee and approved by the Board.

        The Chief Financial Officer presents the results of the Company's financial performance based on the Company's financial statements, which are reviewed by the Audit Committee.

        With respect to compensation for the Chief Executive Officer, the Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance, and approval of salary, annual bonus and incentive awards. All Board members are invited to provide their perspectives on the Chief Executive Officer's individual performance, including but not limited to matters pertaining to operational and financial performance, training and development of the leadership team, succession planning, and community involvement. The Compensation Committee has discretion in evaluating the Chief Executive Officer's individual performance, and may recommend to the full Board a discretionary increase or decrease. The Compensation Committee reviews and makes recommendations to the full Board on the Chief Executive Officer's annual base salary, annual incentive award, and long-term incentives. All compensation for the Chief Executive Officer is approved by the Compensation Committee and the full Board in executive session.

2015 Executive Compensation Components

        The primary components of compensation for the named executive officers in 2015 were base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives in the form of time-based and performance-based restricted stock and time-based stock options, each as described further below.

        In addition, during 2015, the Compensation Committee reviewed the Company's use of change-in-control provisions in all agreements with executive officers. Following this review, the Compensation Committee adopted a policy that it will refrain from granting equity awards that include pure "single-trigger" vesting provisions upon a change in control of the Company. Instead, beginning with grants made in July 2015, equity awards include double-trigger vesting provisions or other criteria designed to tie vesting to measurable performance rather than solely to a change in control. Also, since July 2015, all employment agreements entered into with our executive officers have included double-trigger change of control provisions, including the agreements executed with Messrs. Andrews and Jackson. The Compensation Committee will also continue to analyze other features of our long-term incentives, as well as other components of executive compensation, in order to attract and motivate talented executives, while discouraging behavior that is not in the best interests of stockholders.

Base Salary

        Base salaries represent the only fixed portion of our named executive officers' annual compensation, and are intended to compensate the executive for the day-to-day work performed for the Company. Base salaries are established at levels intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his or her position. During 2015, each of our named executive officers was employed pursuant to a written employment agreement. The respective employment agreements provide for the following minimum annual base salaries: Mr. Wojtasek—$576,000; Mr. Andrews—$425,000; Mr. Durvasula—$300,000; Mr. Jackson $320,000; Mr. Timmons—$300,000; Mr. Bosse—$300,000; and Ms. Sheehy—$330,000. The Compensation Committee (and the Board of Directors, with respect to the Chief Executive Officer) annually reviews base salaries for the named executive officers, including benchmarking the base salaries for our named executive officers against salaries for executive officers in our peer group and consideration of other factors, as appropriate. In 2015, the Compensation Committee (and the Board of Directors with respect to the Chief Executive Officer) reviewed the base salaries for the named executive officers, and based on a number of factors, including input from the Chief Executive Officer for the other named executive officers, determined not to increase the salaries of our named executive officers for 2015 compared to 2014.

        The table below summarizes the base salaries for each of our named executive officers in 2015 and 2014:

	2015 Base Salary ($)		2014 Base Salary ($)	% Change
Mr. Wojtaszek	618,000		618,000	0%
Mr. Andrews	425,000	(1)	—	—
Mr. Durvasula	360,500		360,500	0%
Mr. Jackson	320,000	(2)	—	—
Mr. Timmons	360,500		360,500	0%
Mr. Bosse	309,000		309,000	0%
Ms. Sheehy	360,500		360,500	0%

(1)
Effective October 2015.

(2)
Effective July 2015.

Annual Bonus

        Each of our named executive officers participates in the CyrusOne 2015 Short Term Incentive Plan, pursuant to which each executive has an opportunity to earn additional cash compensation based on achievement of pre-established financial goals (weighted 80%) and individual performance goals (weighted 20%) that support our annual business objectives.

        Pursuant to their employment agreements, each of Messrs. Wojtaszek, Andrews and Timmons has a minimum bonus target of not less than 100% of his then-current base salary, Mr. Durvasula has a bonus target of not less than 75% of his then-current salary, Mr. Jackson has a bonus target of not less than 70% of his then-current salary and each of Ms. Sheehy and Mr. Bosse had a bonus target of not less than 50% of his or her then-current base salary. The bonus targets as a percentage of base salary are reviewed by the Compensation Committee (and the Board, with respect to the Chief Executive Officer) each year. There were no changes in bonus target percentages in 2015 compared to 2014.

        The following table sets forth the 2015 base salary and annual target bonus opportunity for each of our named executive officers.

	Actual 2015 Base Salary ($)(1)		Annual Target Bonus ($)		% of Base Salary
Mr. Wojtaszek	618,000		772,500		125%
Mr. Andrews	73,558	(2)	73,558	(2)	100%
Mr. Durvasula	360,500		360,500		100%
Mr. Jackson	129,331	(3)	90,462	(3)	70%
Mr. Timmons	360,500		360,000		100%
Mr. Bosse	215,112	(4)	139,823	(4)	65%
Ms. Sheehy	360,500		360,500		100%

(1)
Reflects actual base salary paid in 2015.

(2)
Effective October 2015; actual base salary and target bonus were pro-rated for portion of year employed.

(3)
Effective July 2015; actual base salary and target bonus were pro-rated for portion of year employed.

(4)
Through July 31, 2015; actual base salary and target bonus were pro-rated for portion of year employed.

        The financial performance component of the 2015 bonus opportunities for the named executive officers was based on achieving certain minimum revenue and Normalized FFO goals. The Compensation Committee selected each of these performance metrics because each is a key indicator of the Company's financial performance. Specifically, revenue is well understood and accepted by the investing public as measures of financial performance. FFO is a common measure used by REITs and is consistent with the Company's strategic plan to focus on increased Normalized FFO. Both of these metrics are intended to focus our executives on profitable revenue growth.

        The following table shows the threshold, target, maximum and actual performance levels for each financial component of the 2015 bonus opportunities for our named executive officers, in millions:

	Threshold ($)	Target ($)	Maximum ($)	2015 Actual ($)
Revenue	375.1	416.8	479.3	399.3
Normalized FFO(1)	124.9	138.8	159.6	150.7

(1)
See Appendix A for definition and reconciliation to GAAP measures.

        The following sliding scale applied to the financial performance targets, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage
<90%	0%
90%	50%
100%	100%
115%	200%

        The Compensation Committee determined the minimum thresholds and additional payments for performance, in order to motivate the executives and align their bonuses to Company performance, and set the maximum payouts in order to discourage excessive risk-taking. As shown in the table below, the Compensation Committee also weighted each of the financial performance measures differently for the individual named executive officers to better incent the respective individuals to achieve those particular performance measures.

        The individual performance component of the 2015 bonus opportunities for the named executive officers is largely subjective and relates to each executive's individual performance and contributions for the year.

        For all named executive officers including our Chief Executive Officer, the percentage weighting established by the Compensation Committee for 2015 for each of the components of the short-term performance goals (and in the case of the Chief Executive Officer, by the Compensation Committee and full Board of Directors) was 30% revenue/50% Normalized FFO/20% individual. In 2015, results for each of the financial performance goals are as follows—79% achievement of the revenue target (resulting in 23.7% payout for this component) and 157.3% of the Normalized FFO target (resulting in 78.65% payout of this component) resulting in an above-target payment to each executive. In addition, in recognition of their achievement of their individual objectives, and other important Company objectives, including the successful acquisition and integration of Cervalis, the Compensation Committee approved an incentive attributable to individual performance at an amount equal to 40% of the bonus target for Mssrs. Wojtaszek, Timmons, and Durvasula. The following table shows the percentage relative to the target bonus and actual percentages paid to each executive for the respective performance goals:

				Normalized FFO (%)		Individual (%)		Bonus Target (%)
		Revenue (%)
	Target Bonus ($)									Actual Bonus ($)
		Target	Actual	Target	Actual	Target	Actual	Target	Actual
Mr. Wojtaszek	772,500	30.0	23.7	50.0	78.65	20.0	40.0	100.0	142.0	1,099,654
Mr. Andrews	73,558	30.0	23.7	50.0	78.65	20.0	20.0	100.0	122.0	89,998	(1)
Mr. Durvasula	360,500	30.0	23.7	50.0	78.65	20.0	40.0	100.0	142.0	513,172
Mr. Jackson	90,462	30.0	23.7	50.0	78.65	20.0	20.0	100.0	122.0	110,680	(1)
Mr. Timmons	360,500	30.0	23.7	50.0	78.65	20.0	40.0	100.0	142.0	513,172
Mr. Bosse	200,850	30.0	0.0	50.0	0.0	20.0	0.0	100.0	142.0	—	(2)
Ms. Sheehy	375,000	30.0	23.7	50.0	78.65	20.0	40.0	100.0	142.0	441,072	(2)

(1)
Actual amount paid is pro-rata for portion of the year the executive was employed by the Company.

(2)
Actual amount paid pursuant to a separation agreement between the executive and the Company. See "Executive Compensation Tables—Potential Payments from Termination of Employment or Change in Control Separation Payments in 2015."

  Long-Term Incentives

  2015 Awards

        Each of the named executive officers other than Messrs. Andrews and Jackson received grants of time-based and performance-based restricted stock and time-based stock options on February 10, 2015 under the Existing Plan. In determining the number and form of awards, the Compensation Committee considered a number of factors, including the fact that the 2013 IPO Grants were time-based restricted stock awards, the structure of 2013 and 2014 long-term incentive awards and peer group data. After considering all factors, the Committee determined to grant a mix of performance-based and time-based awards to incentivize management but also, through the addition of the time-based component, encourage retention and align management's interests with those of our stockholders. The 2015 long-term incentive awards consisted of restricted stock awards (75%) and stock options (25%). The restricted stock awards included a time-based component (25%) which vests pro rata on February 10 of 2016, 2017 and 2018, and a performance-based component (75%) which vests over a three-year performance period beginning on January 1, 2015 and ending December 31, 2017 based upon achievement of specified performance metrics over the 2015-2017 performance period. Of the 75% of the restricted stock awards tied to performance, 50% were tied to the achievement of relative TSR goals over the 2015-2017 performance period and 50% were tied to the achievement of ROA goals over the 2015-2017 performance period. The stock option component of the 2015 awards (25%) have a ten year term and vest pro rata over the next three years on February 10 of 2016, 2017 and 2018. One-third of the option awards granted in 2015 vested on February 10, 2016.

        In determining the performance metrics for the 2015 awards, the Committee considered the metrics for the 2013 and 2014 long-term incentive awards. EBITDA was used in 2013 as it was the metric historically used by our former parent CBI to measure performance of its data center business. In 2014, the Committee determined to substitute Adjusted EBITDA for EBITDA as one component, since it is widely accepted by investors, and is used as a financial performance metric in the Company's public reporting and in its debt covenants. While Adjusted EBITDA is also a measurement used to assess short-term annual performance, the Committee determined it is also a useful measure to assess long-term performance. In 2015, the Committee determined to use ROA instead of Adjusted EBITDA. The ROA metric is consistent with the development yield metric reported to the Company's stockholders each quarter. For the remaining portion of the long-term incentive goals, the Committee determined that TSR continued to be a useful financial measure for long-term performance, since it is widely accepted by investors as well as tracking the historical financial information presented in previous years. Targets for the 2015 awards were set on a cumulative basis, such that awards that do not vest based on performance in a single year can be made up at the end of the three-year performance period. In 2015, in determining the number of awards to be granted, the Compensation Committee differentiated the award granted to each named executive officer After considering various factors including market data, and the leadership requirements of the position, the Compensation Committee made awards at the following grant date fair values: Mr. Wojtaszek—$1,625,000; Mr. Durvasula—$1,050,000; Mr. Timmons—$800,000; Mr. Bosse—$750,000; and Ms. Sheehy—$800,000.

        In connection with his employment by the Company, on October 26, 2015, Mr. Andrews received a $1,000,000 in value restricted stock award that vests ratably over three years on the anniversary date of the grant.

        In connection with his employment by the Company, on July 31, 2015, Mr. Jackson received a long-term incentive award consisting of restricted stock awards (75%) and stock options (25%). The restricted stock awards included a time-based component (25%) which vests pro rata on July 31 of 2016, 2017 and 2018, and a performance-based component (75%) based on a three-year performance period beginning on January 1, 2015 and ending December 31, 2017 based upon achievement of specified performance metrics over the 2015-2017 performance period. Of the 75% of the restricted stock awards tied to performance, 50% were tied to the achievement of relative TSR goals over the 2015-2017 performance period and 50% were tied to the achievement of ROA goals over the 2015-2017 performance period. Mr. Jackson's 2015 performance-based restricted stock awards, if performance targets are achieved, will vest on July 31 of 2016, 2017 and 2018 The stock option component of the 2015 awards (25%) have a ten year term and vest pro rata over the next three years on July 31 of 2016, 2017 and 2018.

  Awards Granted in 2014 and 2013

        In 2014, grants made to executives under the Existing Plan were performance-based restricted stock awards, 50% of which were subject to achievement of cumulative Adjusted EBITDA goals during the period beginning January 1, 2014 and ending December 31, 2016, and 50% of were subject to the achievement of TSR goals as of the end of the three-year period ending December 31, 2016. In 2013, grants made to executives under the Existing Plan were tied 50% to the achievement of cumulative EBITDA goals during the period beginning January 1, 2013 and ending December 31, 2015, and 50% to TSR goals as of the end of the three-year period ending March 31, 2016. For the portion of performance-based awards granted in 2014 that are subject to predetermined Adjusted EBITDA goals, up to one-third will vest on each February 7 of the year following the applicable year of the performance period, with the percentage that may vest ranging from 0% for achievement below 90% of the Adjusted EBITDA target, 50% for achievement at 90% of the Adjusted EBITDA target and 100% for achievement at 100% of the Adjusted EBITDA target. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. For each of fiscal year 2014 and 2015, if cumulative Adjusted EBITDA exceeds the target, the maximum number of shares that may vest will be limited to one-third of the award that is subject to Adjusted EBITDA performance. If at the end of the third year total cumulative Adjusted EBITDA over the 2014-2016 performance period exceeds the Adjusted EBITDA target by 115% or more, up to 200% of the target number of performance-based awards subject to Adjusted EBITDA performance may vest.

        The portion of the performance-based awards subject to TSR goals will cliff-vest on February 7, 2017 if the return on the Company's stock for the three-year period ending December 31, 2016 meets or exceeds the return for the MSCI-US REIT Index. If our TSR exceeds the return of such index by 2% or more, up to a maximum of 200% of the target number of performance-based awards subject to shareholder return goals may vest. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. Notwithstanding the foregoing, if despite meeting or exceeding the index return, the Company's TSR is negative, the number of shares or options that would have otherwise vested will be reduced by 50%.

        For long-term incentive grants made in 2014, the Company's cumulative Adjusted EBITDA fell slightly below the target cumulative Adjusted EBITDA for 2015, with an attainment of 97% of cumulative target. Per the terms of the award, the cumulative payout for the awards vesting on February 7, 2016 was at 94% of the target number of performance-based awards tied to the current year Adjusted EBITDA for 2015. No vesting occurred for the portion of the performance-based awards granted in 2014 that are subject to TSR, since by design those are not intended to vest until measurement of 3-year TSR in 2017.

        For long-term performance-based grants made in 2013, the cumulative EBITDA for the three-year period ending December 31, 2015 was $491.3 million, or 92.7% of the target for such period set by the Compensation Committee. This resulted in vesting below target for the tranche of the awards that vested in 2015. After subtracting the long-term performance based shares which vested in 2013 and 2014, this resulted in cumulative vesting of only 63.5% of the target number of shares. No vesting occurred for the portion of the performance-based awards granted in 2013 that are subject to TSR, since by design those are not intended to vest until measurement of 3-year TSR on March 31, 2016.

        More information regarding the long-term incentives granted to our named executive officers during 2015 can be found in the Grants of Plan-Based Award table and, during 2013 and 2014, in the Outstanding Equity Awards at 2014 Fiscal-Year End table.

2016 Compensation Decisions

        On February 1, 2016, the Compensation Committee approved 2016 base salaries, annual bonus targets and long-term incentive awards for all of our named executive officers (other than Mr. Bosse and Ms. Sheehy, who are no longer employees of the Company). The Compensation Committee approved increases in the 2016 base salaries of Messrs. Wojtaszek, Durvasula and Timmons as follows: Mr. Wojtaszek—$800,000; Mr. Durvasula—$450,000; and Mr. Timmons—$400,000. These increases were in recognition of the substantial efforts made by these executives to the growth of our Company since the IPO, the fact that no base salary increases were approved for 2015 and a review of market data and salaries for companies in our peer group.

        The Compensation Committee also approved 2016 short-term and long term incentive awards for each of our named executive officers. The structure of the 2016 compensation program is substantially similar to the 2015 program. The 2016 annual cash bonus is tied to achievement of certain revenue and FFO goals. The Compensation Committee increased Mr. Wojtaszek's annual cash bonus target to 175% of his 2016 base salary; the annual cash bonus targets for each of Messrs. Andrews, Durvasula, Jackson and Timmons remained the same as 2015 target levels. 2016 long-term incentive awards approved on February 1, 2016 consisted of restricted stock awards (75%) and stock options (25%). As in 2015, the 2016 restricted stock awards include a time-based component (25%), which vests pro rata on February 1 of 2017, 2018 and 2019, and a performance-based component (75%), which vests over a three-year performance period beginning on January 1, 2016 and ending December 31, 2018 based upon achievement of specified performance metrics over the 2016-2018 performance period. Of the 75% of the restricted stock awards tied to performance, 50% are tied to the achievement of relative TSR goals over the 2016-2018 performance period and 50% are tied to the achievement of ROA goals over the 2016-2018 performance period. The stock option component of the 2016 awards (25%) have a ten year term and vest pro rata over the next three years on February 1 of 2017, 2018 and 2019, with no additional performance metric. Vesting for achievement of performance goals that fall between each level will be determined based upon a linear interpolation.

        In addition to the regular short-term and long-term incentive awards for 2016, the Compensation Committee also granted additional retention awards to Messrs. Wojtaszek, Durvasula and Timmons in the form of time-based restricted stock awards with a three-year cliff vesting on the third anniversary of the grant date as follows: Mr. Wojtaszek—88,195 shares; Mr. Durvasula—67,843 shares; and Mr. Timmons—46,133 shares. The IPO Grants awarded to these executives vested in full on January 24, 2016, and, in light of the substantial contributions made to the Company by each of these executives, the Compensation Committee determined that additional retention awards were appropriate.

Employment Agreements

        The Company has entered into written employment agreements with each of the executive officers. Employment agreements allow the Company the flexibility to make changes in key positions with or without cause, and minimize the potential for disagreements or litigation, by establishing separation terms in advance, including arbitration provisions and the execution of appropriate releases, and perpetuation of important confidentiality and non-competition restrictions. The benefits specified in the employment agreements, including the severance and change in control payments, are important provisions designed to ensure the recruitment and retention of quality executive talent.

        Pursuant to their respective employment agreements, each of our named executive officers is generally entitled to severance payments in the event his or her employment is terminated (a) other than for cause, (b) as a result of a constructive termination or (c) due to the executive's death or disability or (d) under certain circumstances within one year following a change in control (as defined in the Existing Plan).

        The named executive officers are not entitled to any change in control benefits absent their termination of employment (discussed above), with the exception of accelerated vesting of their equity awards granted under the Existing Plan under certain circumstances. Information regarding the severance payable to our named executive officers pursuant to their employment agreements and treatment of outstanding equity awards under the Existing Plan can be found at "Executive Compensation Tables-Potential Payments Upon Termination of Employment or Change in Control."

Other Compensation-Related Policies

        In further support of its pay-for performance policy, and to discourage inappropriate behaviors and excessive risk taking, the Company has adopted additional compensation-related policies, including:

  •
  Stock Ownership Guidelines—The Company's written guidelines specify that the Chief Executive Officer is expected to hold shares worth at least three times his annual base pay, and each other named executive officer is expected to hold at least one and a half times his or her annual base pay. Our executive officers have five years from the date on which he or she becomes an executive officer to comply with our stock ownership guidelines. As of December 31, 2015, each named executive officer has met the minimum requirements for stock ownership.

  •
  Anti-hedging—The Company has a written policy prohibiting senior executives from owning or trading in derivative financial instruments, short-selling, or participating in investment strategies that hedge the economic risk of owning the Company's securities.

  •
  Clawback—The Company has a written clawback policy allowing it to recover incentive payments and equity awards realized by executive officers in the preceding three years in the event of a material restatement of the Company's financial statements, if the incentive payments or amount of equity awards received would have been lower if calculated based on the restated financials, and the executive engaged in actual fraud or willful unlawful misconduct that materially contributed to the need for the restatement.

  •
  Repricing Prohibition—The Company maintains prohibitions on the re-pricing of underwater stock options, and cash buyouts of underwater stock options.

  •
  Double-trigger change-in-control severance benefits—Severance benefits under an executive's employment agreement are not payable upon a change of control unless the executive is terminated without cause or experiences a constructive termination, in each case, within 12 months following the change in control.

Compensation Committee Analysis of Risk

        In setting performance goals and incentive levels, the Compensation Committee seeks to achieve the proper balance between motivating the Company's executives to achieve strong performance, while discouraging inappropriately risky behavior that would reward an executive at the expense of the Company or its shareholders. For short term annual goals, top-line revenue growth must be balanced with attaining minimum average lease rates, and the respective performance goals are considered and weighted separately for each individual named executive officer to best align responsibility for a particular performance measurement against the executive's ability to effect the circumstances necessary to achieve that performance goal. Short-term performance goals are balanced with the long-term goals so that management is not focused on one to the detriment of the other. ROA was chosen as a key metric because it is consistent with the development yield metric reported by the Company on a quarterly basis. The TSR performance helps focus the Company on long-term results rather than solely on short-term performance. The Compensation Committee also reviews other compensation components and policies, and has implemented a number of important compensation policies that discourage risky behavior, such as a clawback policy, share ownership requirements, and double trigger severance provisions, which further align the interests of the executives to the long-term interests of the shareholders.

Compensation Committee Report

        The Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for the Company's other executive officers. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2016 Annual Meeting of Stockholders for filing with the SEC.

  Compensation Committee:
  T. Tod Nielsen (Chair)
  Alex Shumate
  Lynn A. Wentworth

  March 15, 2016

 EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth information concerning compensation paid to or earned by the Company's named executive officers for the years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)		Total ($)
Gary J. Wojtaszek	2015	618,000	1,218,750	406,250	1,099,654	(4)	281,609		3,624,263
President and Chief	2014	615,577	1,500,000	—	1,016,548	(5)	15,224		3,147,349
Executive Officer	2013	598,616	4,631,656	155,892	4,473,866	(6)	755,330		10,615,360
Gregory R. Andrews(7)	2015	73,558	1,000,000	—	89,998	(4)	200,848		1,364,404
Chief Financial Officer
Venkatesh Durvasula(7)	2015	360,500	787,500	262,500	513,172	(4)	132,962		2,056,634
Chief Commercial Officer	2014	352,356	750,000	—	471,839	(5)	13,897		1,588,092
Robert M. Jackson(7)	2015	129,231	240,000	80,000	110,680	(4)	202,953		762,864
Executive Vice President, General Counsel
and Secretary
Kevin L. Timmons	2015	360,500	600,000	200,000	513,172	(4)	137,063		1,810,735
Chief Technology Officer	2014	355,721	750,000	—	451,677	(5)	14,297	(3)	1,571,695
	2013	312,019	2,156,684	77,945	4,221,730	(6)	80,134		6,848,512
Thomas W. Bosse(7)(8)	2015	215,112	562,500	187,500	—		942,594		1,907,706
Former Vice President, General Counsel and	2014	307,789	750,000	—	264,303	(5)	3,639		1,325,731
Secretary
Kimberly H. Sheehy(8)	2015	360,500	562,500	187,500	—		2,228,562		3,339,062
Former Chief Financial Officer	2014	359,086	750,000	—	474,389	(5)	14,593		1,598,068
	2013	345,961	2,192,765	77,945	1,978,137	(6)	169,289		4,764,096

(1)
Reflects the aggregate grant date fair value of time-based and performance-based restricted stock awards granted to the named executive officers in 2013, 2014 and 2015, each determined in accordance with FASB ASC 718. The assumptions used in the calculation of the grant date fair values of these awards are incorporated by reference to Note 16 to the financial statements in our annual report on Form 10-K filed with the SEC on February 26, 2016.

  The grant date fair values of the time-based and performance-based restricted stock awards are reflected in the table below.

				Grant Date Value— Time-Based Restricted Stock ($)
	Grant Date Fair Value— Performance-Based Restricted Stock ($)
					Fiscal 2014
	Fiscal 2015	Fiscal 2014	Fiscal 2013	Fiscal 2015		Fiscal 2013
Mr. Wojtaszek	914,063	1,500,000	680,834	304,687	—	3,950,822
Mr. Andrews	—	—	—	1,000,000	—	—
Mr. Durvasula	590,625	750,000	—	196,875	—	—
Mr. Jackson	180,000	—	—	60,000	—	—
Mr. Timmons	450,000	750,000	340,417	150,000	—	1,816,267
Mr. Bosse	421,875	750,000	—	140,625		—
Ms. Sheehy	421,875	750,000	340,417	140,625		1,852,348

For the time-based IPO Grants made in connection with the Company's initial public offering in 2013 and the time-based restricted stock and options awarded in 2015, the grant date fair value was determined by reference to the closing price of the shares on the grant date and excludes the impact of estimated forfeitures. For the performance-based restricted stock awards, the grant date fair value was based on performance at target levels and the probable outcome as of the date of grant, and excludes the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the maximum values of these performance-based restricted stock awards would be as follows:

	Value of Performance-Based Restricted Stock Assuming Maximum Performance ($)
	Fiscal 2015	Fiscal 2014	Fiscal 2013
Mr. Wojtaszek	1,828,126	3,000,000	1,361,668
Mr. Andrews	—	—	—
Mr. Durvasula	1,181,250	1,500,000	—
Mr. Jackson	360,000	—	—
Mr. Timmons	900,000	1,500,000	680,834
Mr. Bosse	843,750	1,500,000	—
Ms. Sheehy	843,750	1,500,000	680,834
(2)
Reflects the aggregate grant date fair value of performance-based option awards granted to the named executive officers in 2013 and time-based option awards granted to the named executive officers in 2015, computed in accordance with FASB ASC 718. No option awards were granted in 2014. The assumptions used in the calculation of the grant date fair values of the option awards are incorporated by reference to Note 16 to the financial statements in our annual report on Form 10-K filed with the SEC on February 26, 2016. The grant date fair value of the performance-based stock options was based on performance at target levels, the probable outcome as of the grant date, and excludes the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the maximum values of these performance-based stock option awards would be as follows:

Value of Performance-Based Stock Options Maximum Performance($)
Fiscal 2013
Mr. Wojtaszek	311,784
Mr. Andrews	—
Mr. Durvasula	—
Mr. Jackson	—
Mr. Timmons	155,890
Mr. Bosse	—
Ms. Sheehy	155,890
(3)
The components of the "All Other Compensation" column for 2015 include the following:

	401(k) Match ($)	Insurance ($)(a)	Perquisites ($)(b)	Dividend Income(c)	Relocation ($)(d)	Severance ($)(e)	Total
Mr. Wojtaszek	10,400	2,904	1,800	266,505	—	—	281,609
Mr. Andrews	—	398	450	—	200,000	—	200,848
Mr. Durvasula	—	2,199	11,800	118,963	—	—	132,962
Mr. Jackson	1,477	726	750	—	200,000	—	202,953
Mr. Timmons	10,400	2,199	1,800	122,664	—	—	137,063
Mr. Bosse	1,426	1,328	1,200	43,043	—	895,597	942,594
Ms. Sheehy	10,400	2,199	1,800	126,771	—	2,087,392	2,228,562

(a)
Reflects employer-paid life, long-term disability, short-term disability, and accidental death and dismemberment insurance.

(b)
Consists of a cell phone allowance in the amount of $1,800 for each named executive officer, and for Mr. Durvasula, a car-allowance of $10,000.

(c)
Reflects dividends paid or accrued on time-vested stock awards and not otherwise included in the grant date fair value of such awards.

(d)
Reflects estimated relocation expenses to be paid for Mr. Andrews and Mr. Jackson.

(e)
Severance payment for Mr. Bosse includes the sum of two times his base salary and pro-rated bonus target to date of termination ($885,800), plus 60 days interest ($5,175), and $4,622 for life insurance policy conversion. Severance payment for Ms. Sheehy includes the sum of two times her base salary and pro-rated bonus target to the date of termination ($1,442,000), transition services bonus of $200,000, $4,320 for life insurance policy conversion and an additional bonus of $441,072. See "—Estimated Payments in Connection with a Termination of Employment or Change of Control" for additional information.
(4)
Reflects annual bonuses earned during 2015 pursuant to the CyrusOne 2015 Short Term Incentive Plan, payments of which were made in March 2016. For a detailed discussion regarding our annual bonuses, see "Compensation Discussion and Analysis-2015 Executive Compensation Components, Annual Bonus," above.

(5)
Reflects annual bonuses earned during 2014 pursuant to the CyrusOne 2014 Short Term Incentive Plan, payments of which were made in February 2015, equal to $1,016,548 for Mr. Wojtaszek, $471,839 for Mr. Durvasula, $451,677 for Mr. Timmons, $264,303 for Mr. Bosse and $474,389 for Ms. Sheehy.

(6)
Reflects: (i) annual bonuses earned during 2013 pursuant to the CyrusOne 2013 Short Term Incentive Plan, payments of which were made in February 2014, equal to $902,922 for Mr. Wojtaszek, $314,103 for Mr. Timmons, and $261,204 for Ms. Sheehy; and (ii) a one-time performance bonus paid by CBI under the CBI Technology Data Center Program or the Cyrus Performance Plan pursuant to which certain executives of CBI and the Company were entitled to share in a portion of the equity value created at the time of the Company's IPO, equal to $3,570,944 for Mr. Wojtaszek, $3,907,627 for Mr. Timmons, and $1,716,933 for Ms. Sheehy. See "CBI IPO Bonuses" on page 38 below for a description of the CBI Technology Data Center Program and the Cyrus Performance Plan.

(7)
Messrs. Durvasula and Bosse were not named executive officers in 2013. Messrs. Andrews and Jackson were not named executive officers in 2013 or 2014.

(8)
Mr. Bosse's employment terminated in July 2015, and Ms. Sheehy's employment terminated in December 2015. Messrs. Durvasula and Bosse were not named executive officers in 2013. Messrs. Andrews and Jackson were not named executive officers in 2013 or 2014.

Grants of Plan-Based Awards

        The following table presents information concerning plan-based awards granted to each of the named executive officers during 2015.

2015 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Wojtaszek	2/10/2015	386,250	772,500	1,545,000	16,082	32,163	64,325	10,721	67,038	28.42	1,625,000
Mr. Andrews	10/26/2015	36,779	73,558	147,116	—	—	—	27,473	—	36.4	1,000,000
Mr. Durvasula	2/10/2015	180,250	360,500	721,000	10,391	20,782	41,564	6,927	43,317	28.42	1,050,000
Mr. Jackson	7/31/2015	45,231	90,462	180,924	2,928	5,856	11,712	1,952	12,719	30.74	320,000
Mr. Timmons	2/10/2015	180,250	360,500	721,000	7,917	15,834	31,668	5,278	33,003	28.42	800,000
Mr. Bosse	2/10/2015	92,700	200,850	370,800	7,422	14,844	29,689	4,948	30,941	28.42	750,000
Ms. Sheehy	2/10/2015	180,250	360,500	721,000	7,472	14,844	29,689	4,948	30,941	28.42	750,000

(1)
Reflects each named executive officer's 2015 annual threshold, target and maximum incentive opportunity under the CyrusOne 2015 Short Term Incentive Plan. For a detailed discussion regarding our annual bonuses, see "Compensation Discussion and Analysis—2015 Executive Compensation Components—Annual Bonus" above.

(2)
Reflects performance-based restricted stock granted in 2015 as part of the long-term incentive grants. For a detailed discussion regarding our 2015 long-term incentive grants, see "Compensation Discussion and Analysis—2015 Executive Compensation Components, Long-Term Incentives", above.

(3)
Reflects the grant date fair value of the target award (the most probable outcome as of the grant date), computed in accordance with FASB ASC 718 without regard to estimated forfeitures. The maximum payout assuming the highest level of performance would be 200% of the grant date fair value for the target shares: Mr. Wojtaszek—$2,539,086; Mr. Durvasula—$1,640,615; Mr. Jackson—$500,034; and Mr. Timmons—$1,250,004. Mr. Andrews received only time-based awards in 2015. The assumptions used in the calculation of the grant date fair values of the stock awards are incorporated by reference to Note 16 to the financial statements in our annual report on Form 10-K filed with the SEC on February 26, 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following describes material features of the compensation disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table.

        2015 Long-Term Incentive Awards.    On February 10, 2015, each named executive officer other than Messrs. Andrews and Jackson received long-term incentive awards under the Existing Plan. The long-term incentive grants consisted of restricted stock awards (75%) and stock options (25%). The restricted stock awards included a time-based component (25%), which vests pro rata on February 10 of 2016, 2017 and 2018, and a performance component (75%), which vest over a three-year performance period beginning on January 1, 2015 and ending December 31, 2017 based upon achievement of specified performance metrics over the three-year performance period. Of the 75% of the restricted stock awards tied to performance, 50% were tied to the achievement of relative TSR goals over the 2015-2017 performance period and 50% were tied to the achievement of return on asset (ROA) goals over the 2015-2017 performance period. The stock option component of the 2015 awards (25%) have a ten year term and vest pro rata over the next three years on February 10 of 2016, 2017 and 2018, with no additional performance metric. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. For each of fiscal years 2015 and 2016, if cumulative TSR exceeds the target, the maximum number of shares that may vest will be limited to one-third of the award that is subject to TSR performance. If at the end of the third year, total cumulative TSR exceeds the MSCI US REIT index by more than 2%, up to 200% of the target number of performance-based awards subject to TSR performance may vest. If at the end of the third year total ROA over the 2015-2017 performance period exceeds the ROA target by 115% or more, up to 200% of the target number of performance-based awards subject to ROA performance may vest.

        In connection with his employment by the Company, on October 26, 2015, Mr. Andrews received a $1,000,000 in value restricted stock award that vests ratably over three years on the anniversary date of the grant.

        In connection with his employment by the Company, on July 31, 2015, Mr. Jackson received a long-term incentive awards consisting of restricted stock awards (75%) and stock options (25%). Mr. Jackson's long-term incentive awards have substantially the same terms as the awards granted to our other named executive officers in February 2015 other than the time-based vesting provisions, which are tied to the anniversary dates of the July 31 grant date in 2016, 2017 and 2018.

        2014 Long-Term Incentive Awards.    In 2014, each named executive officer other than Messrs. Andrews and Jackson received long-term incentive awards under the Existing Plan. All awards were in the form of performance-based restricted stock tied to performance over the period beginning January 1, 2014 and ending December 31, 2016. No time-based restricted stock awards or stock options were granted in 2014. For the portion of performance-based awards subject to predetermined Adjusted EBITDA goals, up to one-third will vest on each February 7 of the year following the applicable year of the performance period, with the percentage that may vest ranging from 0% for achievement below 90% of the Adjusted EBITDA target, 50% for achievement at 90% of the Adjusted EBITDA target and 100% for achievement at 100% of the Adjusted EBITDA target. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. For each of fiscal years 2014 and 2015, if cumulative Adjusted EBITDA exceeds the target, the maximum number of shares that may vest will be limited to one-third of the award that is subject to Adjusted EBITDA performance. If at the end of the third year total cumulative Adjusted EBITDA over the 2014-2016 performance period exceeds the Adjusted EBITDA target by 115% or more, up to 200% of the target number of performance-based awards subject to Adjusted EBITDA performance may vest.

        The portion of the performance-based awards subject to TSR goals will cliff-vest on February 7, 2017 if the return on the Company's stock for the three-year period ending December 31, 2016 meets or exceeds the return for the MSCI-US REIT Index. If our TSR exceeds the return of such index by

2% or more, up to a maximum of 200% of the target number of performance-based awards subject to TSR goals may vest. Vesting for achievement of performance goals that falls between each level will be determined based on linear interpolation. Notwithstanding the foregoing, if despite meeting or exceeding the index return, the Company's TSR is negative, the number of shares or options that would have otherwise vested will be reduced by 50%.

        For long-term incentive grants made in 2014, the Company's cumulative Adjusted EBITDA for the two-year period ending December 31, 2015 was achieved at 99.4% of the target cumulative Adjusted EBITDA for such period, resulting in vesting on February 7, 2016 of 94% of the target number of performance-based awards tied to cumulative EBITDA for that year.

        2013 Long-Term Incentive Awards.    For long-term incentive grants made in 2013, the Company's cumulative Adjusted EBITDA for the three-year period ending December 31, 2015 was achieved at 92.7% of the target cumulative Adjusted EBITDA for such period. After subtracting the long-term performance-based shares which vested in 2013 and 2014, this resulted in vesting of only 63.5% of the target number of shares for 2015.

        Employment Agreements.    The Company, through CyrusOne LLC, a Delaware limited liability company and a wholly-owned subsidiary of our Operating Partnership ("CyrusOne LLC") entered into employment agreements with each of Messrs. Wojtaszek, Timmons and Durvasula, and Ms. Sheehy on January 24, 2013, with Mr. Bosse on March 17, 2013, with Mr. Jackson on July 31, 2015 and with Mr. Andrews on October 19, 2015. The employment agreements with our named executive officers have (or had, in the case of Mr. Bosse and Ms. Sheehy) an initial term of one year. The terms of these agreements automatically extend for additional one-year periods unless either party gives prior notice of non-renewal. The employment agreements for each of Messrs. Wojtaszek, Timmons, Durvasula and Bosse and Ms. Sheehy renewed in 2014 and 2015. The agreements provide for annual base salaries and target bonus opportunities discussed in the "Compensation Discussion and Analysis—2015 Executive Compensation Components, Employment Agreements", above. The employment agreements also specify the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons. The employment of Mr. Bosse and Ms. Sheehy terminated in 2015. For information on the severance benefits provided in the employment agreements, see "Potential Payments Upon Termination of Employment or Change in Control".

        CBI IPO Bonuses.    Pursuant to a special long-term incentive program under the CBI 2007 Long Term Incentive Plan (the "Technology Data Center Program") and/or the CBI 2010 Cyrus Performance Plan (the "Cyrus Performance Plan"), each of which was established by the CBI compensation committee in 2010, Messrs. Wojtaszek and Timmons and Ms. Sheehy received a performance-based cash bonus based, in part, on the equity value created at the time of the Company's initial public offering (collectively, the "CBI IPO bonus"). CBI paid the CBI IPO bonuses in March 2013 as follows: $3,570,944 to Mr. Wojtaszek; $3,907,627 to Mr. Timmons; and $1,716,933 to Ms. Sheehy.

        The Technology Data Center Program was implemented through the grant of cash-settled performance unit awards by the CBI compensation committee, which provided for a specified cash payment to the participating executive in the event that (i) the executive was continuously employed for a three-year period after the date of grant, (ii) specified EBITDA targets were met over such three-year period, (iii) a "qualifying transaction" was consummated within ten years of the date of grant and (iv) at least $1 billion of equity value was created in CBI's Technology Solutions/Data Center segment in connection with the qualifying transaction. The Company's IPO constituted a "qualifying transaction" for purposes of the program, which resulted in full vesting of awards to participants who were continuously employed through the date of the IPO, regardless of the achievement of performance measures.

        The actual payout was determined based on the percentage of the equity growth in relation to the target equity value of $1 billion. CBI engaged a third-party valuation firm to assist in determining the equity value created by the IPO, which was determined by CBI to be $450 million.

        The CBI compensation committee approved grants of units under the Technology Data Center Program as follows: (a) to Mr. Wojtaszek, for each of the 2011-2013 and 2012-2014 performance periods, units with a maximum value of $4,000,000 per grant and (b) to Ms. Sheehy, for the 2012-2014 performance period, units with a maximum value of $870,000. Based on the equity value created by the IPO, actual payout of awards under the Technology Data Center Program was approximately 44.6% of the units granted.

        The Cyrus Performance Plan was implemented through the grant of awards by the CBI compensation committee to each participating executive providing for the grant of a specified number of points to such executive. Payment with respect to the number of such points was conditioned upon the consummation of a "transaction" prior to June 11, 2020, which was triggered by the IPO. The amount of the payment to each participating executive was determined by multiplying 6% of the equity value created by the IPO (as determined pursuant to the Cyrus Performance Plan) by a ratio, the numerator of which is the number of points held by the participating executive, and the denominator of which is the total number of outstanding points. As of the date of the IPO, an aggregate of 1,000 points were awarded under the Cyrus Performance Plan, of which 250 points were granted to Mr. Timmons and 85 points were granted to Ms. Sheehy.

        CBI Resignation Agreements.    On January 23, 2013, CBI entered into resignation letters with each of Messrs. Wojtaszek and Timmons and Ms. Sheehy, in each case, in connection with his or her resignation from CBI. Pursuant to the terms of the resignation letters, the executives did not receive any severance payments under the applicable executive's prior employment agreement with CBI as a result of his or her resignation. Awards previously granted to each of the executives that were scheduled to vest in accordance with their terms in connection with the closing of the IPO were unaffected by the terms of the resignation letters and vested and became payable in accordance with their terms. However, any other awards that remained unvested as of January 23, 2013 were forfeited. In addition, each executive remained eligible to receive an annual incentive bonus award in accordance with and under the terms of CBI's annual incentive plan and the applicable award agreement for fiscal year 2012. In exchange for his or her full waiver and release of claims and covenant not to sue contained in the applicable resignation letter, each of the named executive officers received a lump-sum cash payment in the amounts specified in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year End

        The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Mr. Wojtaszek
2013 IPO Grants(3)	1/24/2013						207,938	7,787,278
2013 LTIC—Options(4)	4/17/2013	6,517		14,394	23.58	4/17/2023
2013 LTIC—Restricted Stock(5)	4/17/2013								18,940	709,303
2014 LTIC—Restricted Stock(6)	2/7/2014								60,532	2,226,923
2015 LTIC—Options(7)	2/10/2015		67,038		28.42	2/10/2025
2015 LTIC—Restricted Stock(8)	2/10/2015						10,721	401,501	32,163	1,204,504
Mr. Andrews
2015 Restricted Stock(9)	10/25/2015						27,472	1,028,826
Mr. Durvasula
2013 IPO Grants(3)	1/24/2013						92,106	3,449,370
2013 LTIC—Options(4)	4/17/2013	3,259		7,196	23.58	4/17/2023
2013 LTIC—Restricted Stock(5)	4/17/2013								9,470	354,652
2014 LTIC—Restricted Stock(6)	2/7/2014								30,267	1,133,499
2015 LTIC—Options(7)	2/10/2015		43,317		28.42	2/10/2025
2015 LTIC—Restricted Stock(8)	2/10/2015						6,927	259,416	20,782	778,286
Mr. Jackson
2015 LTIC—Options(10)	7/31/2015			12,719	30.74	7/31/2025
2015 LTIC—Restricted Stock(11)	7/31/2015						1,952	73,102	5,855	219,270
Mr. Timmons
2013 IPO Grants(3)	1/24/2013						95,593	3,579,958
2013 LTIC—Options(4)	4/17/2013	3,259		7,196	23.58	4/17/2023
2013 LTIC—Restricted Stock(5)	4/17/2013								9,470	354,652
2014 LTIC—Restricted Stock(6)	2/7/2014								30,267	1,133,499
2015 LTIC—Options(7)	2/10/2015		33,003		28.42	2/10/2025
2015 LTIC—Restricted Stock(8)	2/10/2015						5,278	197,661	15,834	592,983
Mr. Bosse(12)
2013 LTIC—Options	4/17/2013	10,455			23.58	7/31/2016
2015 LTIC—Options	2/10/2015	15,838			28.42	7/31/2016
Ms. Sheehy(13)
2013 LTIC—Options(4)	4/17/2013	10,455			23.58	12/31/2016
2013 LTIC—Restricted Stock(5)	4/17/2013								6,879	257,619
2014 LTIC—Restricted Stock(6)	2/7/2014								18,166	680,092
2015 LTIC—Options(7)	2/10/2015	19,508			28.42	12/31/2016

(1)
Reflects the remaining number of unearned stock options at the target level. The maximum number of remaining unearned stock options assuming the highest level of performance is 35,305 for Mr. Wojtaszek, and 17,652 for each of Messrs. Durvasula and Timmons.

(2)
Based on the closing price of the Company's common stock on December 31, 2015 ($37.45).

(3)
Reflects shares subject to time-based IPO Grants made in connection with our initial public offering on January 24, 2013, which cliff-vested on January 24, 2016, subject generally to the executive's continued employment on such vesting date. A portion of the IPO Grants held by Mr. Bosse and Ms. Sheehy vested pursuant to their separation agreements. See "Potential Payments Upon Termination of Employment or Change in Control—Separation Payments in 2015."

(4)
Reflects the number of performance-based stock options granted on April 17, 2013, which vested in 2014 and 2015. The target number of stock options granted on April 17, 2013 was 20,911 for Mr. Wojtaszek, and 10,455 for each of Ms. Sheehy and Messrs. Timmons, Durvasula and Bosse. Vesting is based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2013-2015 performance period as follows: (i) up to 50% of the maximum number of such options will vest in cumulative installments on March 31, 2014, March 31, 2015 and March 31, 2016, based on the Company achieving certain cumulative EBITDA targets; and (ii) up to 50% of the maximum number of such options will vest on March 31, 2016 based on the Company achieving certain TSR goals as measured against an index. The maximum number of stock options that may be earned assuming the highest level of performance would be 200% of the target number. The Company's cumulative EBITDA for the 2013 performance period resulted in vesting of 100% of the target number of options for that period, and cumulative EBITDA for the 2014 performance period resulted in vesting of 87% of the target number of shares for that period.

(5)
Reflects the target number of shares of performance-based restricted stock granted on April 17, 2013, less amounts that vested in 2014 and 2015. Vesting is based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2013-2015 performance period as follows: (i) up to 50% of the maximum number of such shares vest in cumulative installments on March 31, 2014, March 31, 2015 and March 31, 2016, based on the Company achieving certain cumulative EBITDA targets; and (ii) up to 50% of the maximum number of such shares vest on March 31, 2016 based on the Company achieving certain TSR goals as measured against an index. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number. The Company's cumulative EBITDA for the 2013 performance period resulted in vesting of 100% of the target number of shares for that period, and cumulative EBITDA for the 2014 performance period resulted in vesting of 87% of the target number of shares for that period.

(6)
Reflects the target number of shares of performance-based restricted stock granted on February 7, 2014, less amounts that vested in 2015. Vesting is based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2014-2016 performance period as follows: (i) up to 50% of the maximum number of such shares will vest in cumulative installments on February 7, 2015, February 7, 2016 and February 7, 2017, based on the Company achieving certain cumulative Adjusted EBITDA targets; and (ii) up to 50% of the maximum number of such shares will vest on February 7, 2017 based on the Company achieving certain TSR goals as measured against an index. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number.

(7)
Reflects shares underlying time-based stock options granted on February 10, 2015, which vest ratably over three years on the anniversary date of the grant, subject generally to the executive's continued employment on such vesting date. One third of the options vested on February 10, 2016.

(8)
Reflects the target number of shares of performance-based restricted stock granted on February 10, 2015, which vest based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2015-2017 performance period as follows: (i) up to 50% of the maximum number of such shares will vest in cumulative installments on February 10, 2016, February 10, 2017 and February 10, 2018, based on the Company achieving certain relative TSR goals over the 2015-2017 performance period; and (ii) up to 50% of the maximum number of such shares will vest on February 10, 2016, February 10, 2017 and February 10, 2018 based on achievement of ROA goals over the 2015-2017 performance period. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number.

(9)
In connection with his employment by the Company, on October 26, 2015, Mr. Andrews received a time-based restricted stock award that vests ratably over three years on the anniversary date of the grant.

(10)
Reflects shares underlying time-based stock options granted on July 31, 2015, which vest ratably over there years on the anniversary date of the grant, subject generally to the executive's continued employment on such vesting date.

(11)
Reflects the target number of shares of performance-based restricted stock granted on July 31, 2015, which vest based on the achievement of the applicable performance criteria, as set forth in the award agreement, during the 2015-2017 performance period as follows: (i) up to 50% of the maximum number of such shares will vest in cumulative installments on July 31, 2016, July 31, 2017 and July 31, 2018, based on the Company achieving certain relative TSR goals over the 2015-2017 performance period; and (ii) up to 50% of the maximum number of such shares will vest on July 31, 2016, July 31, 2017 and July 31, 2018 based on achievement of ROA goals over the 2015-2017 performance period. The maximum number of shares of restricted stock that may be earned assuming the highest level of performance would be 200% of the target number.

(12)
Mr. Bosse's employment terminated on July 31, 2015. Pursuant to his separation agreement, stock options to acquire an aggregate of 26,293 shares of common stock and an aggregate of 143,699 shares of restricted stock vested. All other awards held by Mr. Bosse were forfeited. Mr. Bosse has one year from the date of separation to exercise his vested stock options. See "Potential Payments Upon Termination of Employment or Change in Control—Separation Payments in 2015" and "—Estimated Payments in Connection with a Termination of Employment or Change in Control".

(13)
Ms. Sheehy's employment terminated effective as of December 31, 2015. Pursuant to her separation agreement, stock options to acquire an aggregate of 26,750 shares of common stock and an aggregate of 155,195 shares of restricted stock vested. Ms. Sheehy also has an aggregate of 25,039 additional shares of restricted stock that remain subject to vesting. All other awards held by Ms. Sheehy were forfeited. Ms. Sheehy has one year from the date of separation to exercise her vested stock options. See "Potential Payments Upon Termination of Employment or Change in Control—Separation Payments in 2015" and "—Estimated Payments in Connection with a Termination of Employment or Change in Control".

Option Exercises and Stock Vested

        The following table presents information concerning amounts realized by our named executive officers upon the vesting of stock awards in 2015. Our named executive officers did not exercise any stock options in 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Wojtaszek	16,095	468,188
Mr. Andrews	—	—
Mr. Durvasula	8,047	234,079
Mr. Jackson	—	—
Mr. Timmons	8,047	234,079
Mr. Bosse	132,945	4,209,039
Ms. Sheehy	165,534	6,199,248

(1)
Represents the number of shares that vested in 2015 and the aggregate value of such shares based upon the fair market value of our common stock on the applicable vesting date.

Potential Payments Upon Termination of Employment or Change in Control

        Each of the employment agreements with our named executive officers specify the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons, as described below. In addition, certain of our award agreements under the Existing Plan provide for certain treatment of outstanding equity awards upon a termination of employment for specified reasons, as described below.

        Without Cause or Constructive Termination.    If CyrusOne LLC terminates the executive's employment for any reason other than for cause or the executive's death or disability, or, in the event the executive terminates his or her employment as a result of a constructive termination (as defined below), then the executive will be entitled to:

  •
  a lump-sum cash severance payment equal to two times (for all named executives officers other than Messrs. Andrews and Jackson, for whom the multiple is one times), the sum of his or her (i) then-current annual base salary, and (ii) annual bonus target, pro-rated to the date of termination, (or, in the case of Messrs. Andrews and Jackson, annual bonus target) subject to the executive signing and not revoking a release of claims ("Cash Severance");

  •
  certain accelerated vesting of outstanding equity awards, including:

  •
  immediate vesting of the portion of any outstanding time-based stock option, restricted stock (including the time-based IPO Grants) or other incentive awards that would otherwise have vested on or prior to the end of the one-year period beginning at the time of such termination (the "Severance Period"). In addition, for awards granted to Messrs. Wojtaszek, Durvasula and Timmons granted prior to 2016, performance-based awards vest at target level; and

  •
  for Mr. Andrews, immediate vesting of the restricted stock granted to him in October 2015, without regard to any Severance Period.

  •
  if applicable, an amount equal to the sum of (a) any forfeitable benefits of the executive under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (b) any additional vested benefits which would have accrued for the executive under any nonqualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if the executive's base salary and bonus target had not increased or decreased after such termination, payable to the executive at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of his or her employment (the "Nonqualified Benefit");

  •
  if applicable, an amount equal to the sum of (a) any forfeitable benefits of the executive under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (B) any additional vested benefits which would have accrued for the executive under any qualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if the executive's base salary and bonus target had not increased or decreased after such termination, payable by CyrusOne LLC in one lump sum 60 days after such termination of employment, subject to CyrusOne LLC's receipt of an executed and irrevocable release from the applicable executive (the "Qualified Benefit") (CyrusOne LLC does not currently offer any Qualified Benefits); and

  •
  continued medical, dental, vision and group term life coverage for the remainder of the Severance Period, comparable to the medical, dental, vision and group term life coverage in effect for the executive immediately prior to such termination (the "Medical Benefit"). To the extent that the executive would have been eligible for any post-retirement medical, dental, vision or group term life benefits from CyrusOne LLC if the executive's employment had continued through the end of the Severance Period, CyrusOne LLC will provide such post-retirement benefits to the executive after the end of the Severance Period (the "Post-Retirement Medical Benefit") (CyrusOne LLC does not currently offer any Post-Retirement Medical Benefits other than subsidized COBRA).

        For purposes of the employment agreements, "cause" generally means an act of fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on the part of the executive. For the purposes of each of the employment agreements, "constructive termination" will generally be deemed to have occurred if, without the executive's consent, (a) there is a material adverse change in the reporting responsibilities set forth in his or her employment agreement or there is otherwise a material reduction in his or her authority, reporting relationship or responsibilities, (b) there is a material reduction in his or her base salary or bonus target or (c) the applicable executive is required to relocate more than 50 miles from his or her designated office in effect as of the effective date of the agreement.

        Change of Control.    If within one year following a change in control: (a) the executive terminates his or her employment with CyrusOne LLC as a result of a constructive termination or (b) CyrusOne LLC terminates the executive's employment for any reason other than for cause or the executive's death or disability, then the executive will be entitled to:

  •
  a lump-sum cash severance payment in an amount equal to two times the sum of his or her (i) annual base salary and (ii) annual bonus target, in each case, as then in effect, subject to the executive signing and not revoking a release of claims;

  •
  vesting of outstanding equity awards as described below; and

  •
  the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

        In the event of a change in control absent termination of employment, the named executive officers are not entitled to any payments or benefits with the exception of accelerated vesting of certain of their equity awards granted under the Plan. Upon the occurrence of a change in control and in the event the outstanding equity awards held by the executive are not assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will fully vest and (ii) the executive's performance-based awards will vest at the maximum level (for awards granted under the Existing Plan). In the event the outstanding equity awards are assumed or substituted in connection with such change in control, (i) the executive's time-based restricted stock awards will remain outstanding and subject to continued vesting in accordance with their terms and (ii) the executive's performance-based awards will vest at the target level, subject to continued vesting between the target and maximum levels if the executive's employment is terminated without cause or he or she experiences a constructive termination within 24 months following the change in control, in the case of awards granted in 2013, 2014 and through June 2015, and with respect to awards granted in July 2015 and afterwards, the executive's performance-based awards will vest at the maximum level if the executive's employment is terminated within 12 months following the change in control.

        In the event that Section 280G of the Internal Revenue Code of 1986, as amended, applies to the payments and benefits set forth above, the aggregate amount of such payments and benefits payable to the executive will not exceed the amount which produces the greatest after-tax benefit to the executive after taking into account any applicable excise tax to be payable by the executive. Each executive is fully responsible for his or her own personal income taxes and neither the Company nor CyrusOne LLC has any obligation to reimburse or otherwise provide a tax gross-up to the executive in connection with any change of control payments.

        Disability and Death.    In the event the executive's employment terminates by reason of his or her death or disability, CyrusOne LLC will pay the executive or his or her estate, as applicable, his or her accrued compensation (base salary, bonus or otherwise) as of the date of termination and, in the case of disability, will provide the executive with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable plans. In addition, his or her time-based restricted stock awards will vest on a pro-rata basis and performance-based restricted stock awards and stock options will vest at the target level on a pro-rata basis.

        Voluntary Resignation; For Cause.    If the executive resigns other than for a constructive termination or CyrusOne LLC terminates the executive's employment for cause, then the executive will be entitled only to accrued compensation.

        Restrictive Covenants.    Pursuant to the employment agreements, each of the executives is subject to confidentiality and intellectual property covenants during the term of his or her employment and thereafter. In addition, each of the executives is subject to non-competition, non-solicitation and non-interference covenants during the term of his or her employment and for a period of one year following the cessation of his or her employment for any reason.

        Separation Payments in 2015.    During 2015, we entered into separation agreements with each of Mr. Bosse and Ms. Sheehy. On July 31, 2015, we entered into a separation agreement with Mr. Bosse. Under his agreement, Mr. Bosse received a lump sum severance payment of $890,975, vesting of stock options to acquire an aggregate of 26,293 shares of common stock and vesting of an aggregate of 143,699 shares of restricted stock as well as a lump-sum payment of $4,622 for converted group term life insurance.

        On September 28, 2015, we entered into a separation agreement with Ms. Sheehy. Under her agreement, Ms. Sheehy received a lump sum severance payment of $1,442,000, vesting of stock options to acquire an aggregate of 26,705 shares of common stock and vesting of an aggregate of 155,195 shares of restricted stock as well as a lump-sum payment of $4,320 for converted group term life insurance. In addition, in consideration of services provided by Ms. Sheehy from September 28, 2015 through December 31, 2015 under a transition services agreement, Ms. Sheehy (1) received an additional $200,000 lump sum cash payment, (2) was eligible for a bonus under the 2015 Short-Term Incentive Plan, and (3) will receive additional shares of common stock upon the vesting of the following equity awards on the dates indicated if, in each case, the applicable total stockholder return performance goals for the performance periods set forth in the applicable award agreements are met: (a) an option to purchase up to 5,227 shares of common stock under an award granted on April 17, 2013 which vests on March 31, 2016, (b) up to 6,878 restricted shares of common stock subject the restricted stock award granted April 17, 2013, which vests on March 31, 2016, and (c) up to 18,160 restricted shares of common stock subject to the Executive Performance Restricted Stock Award with the award date of February 7, 2014, which vests on February 7, 2017.

        The amounts actually paid to Mr. Bosse and Ms. Sheehy are set forth in the table captioned "Estimated Payments in Connection with a Termination of Employment or Change in Control."

Estimated Payments in Connection with a Termination of Employment or Change in Control

        The table below presents estimates of the amounts of compensation that would have been payable to the named executive officers upon their termination of employment or upon a change in control, in each case as of December 31, 2015. The amounts in the table exclude: (i) 401(k) retirement plan contributions and distributions that are generally available to all salaried employees, (ii) payments pursuant to awards originally scheduled to vest on or before such date by their terms, and (iii) any amounts that may be due at the time of payment for accrued and unpaid salary, bonuses, vacation or interest on payments (if any) delayed as a result of Section 409A of the Code. The actual amounts payable upon such terminations may be different and will only be determined upon the actual occurrence of any such event.

Name	Termination for Cause or Resignation without Good Reason ($)	No Change in Control: Termination without Cause or Resignation For Good Reason ($)	Death or Disability ($)	Change in Control: Termination without Cause or Resignation For Good Reason ($)(5)	Change in Control: (no termination of employment)(6)
Mr. Wojtaszek
Cash Severance(1)	—	2,781,000	—	2,781,000	—
Medical Benefit(2)	—	11,415	—	11,415	—
Life Insurance(2)	—	8,064	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	8,036,770	7,627,816	8,188,780	8,188,780
Unvested Performance-Based Restricted Stock(3)	—	4,180,731	2,191,799	9,135,965	4,180,731
Unvested Time Based Stock Options	—	376,145	177,304	605,353	605,353
Unvested Performance-Based Stock Options(3)	—	199,645	167,369	489,680	199,645
Mr. Andrews
Cash Severance(1)	—	850,000	—	1,700,000	—
Medical Benefit(2)	—	13,502	—	13,502	—
Life Insurance(2)	—	6,912	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	1,028,864	61,044	1,028,864	—
Unvested Performance-Based Restricted Stock(3)	—	—	—	—	—
Unvested Time Based Stock Options	—	—	—	—	—
Unvested Performance-Based Stock Options(3)	—	—	—	—	—
Mr. Durvasula
Cash Severance(1)	—	1,442,000	—	1,442,000	—
Medical Benefit(2)	—	13,502	—	13,502	—
Life Insurance(2)	—	4,848	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	3,610,592	3,402,632	3,708,786	3,708,786
Unvested Performance-Based Restricted Stock(3)	—	2,266,437	1,147,468	4,920,106	2,266,437
Unvested Time Based Stock Options	—	243,051	114,564	391,153	391,153
Unvested Performance-Based Stock Options(3)	—	99,809	83,678	244,833	99,809
Mr. Jackson
Cash Severance(1)	—	544,000	—	1,088,000	—
Medical Benefit(2)	—	—	—	—	—
Life Insurance(2)	—	3,660	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	34,042	10,037	73,102	—
Unvested Performance-Based Restricted Stock(3)	—	0	30,035	438,540	—
Unvested Time Based Stock Options	—	39,716	15,721	85,344	—
Unvested Performance-Based Stock Options(3)	—	—	—	—	—
Mr. Timmons
Cash Severance(1)	—	1,442,000	—	1,442,000	—
Medical Benefit(2)	—	13,502	—	13,502	—
Life Insurance(2)	—	6,240	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	3,702,794	3,510,488	3,777,619	3,777,619
Unvested Performance-Based Restricted Stock(3)	—	2,081,134	1,093,203	4,549,501	2,081,134
Unvested Time Based Stock Options	—	284,432	87,293	298,017	298,017
Unvested Performance-Based Restricted Stock(3)	—	99,809	83,678	244,833	99,809
Unvested Time Based Stock Options	—	—	—	—	—
Mr. Bosse(7)
Cash Severance(1)	—	890,975	—	—	—
Medical Benefit(2)	—	11,285	—	—	—
Life Insurance(2)	—	4,622	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	2,163,106	—	—	—
Unvested Performance-Based Restricted Stock(3)	—	2,431,291	—	—	—
Unvested Time Based Stock Options	—	51,315	—	—	—
Unvested Performance-Based Stock Options(3)	—	56,326	—	—	—

Name	Termination for Cause or Resignation without Good Reason ($)	No Change in Control: Termination without Cause or Resignation For Good Reason ($)	Death or Disability ($)	Change in Control: Termination without Cause or Resignation For Good Reason ($)(5)	Change in Control: (no termination of employment)(6)
Ms. Sheehy(8)
Cash Severance(1)	—	2,083,072	—	—	—
Medical Benefit(2)	—	11,285	—	—	—
Life Insurance(2)	—	4,320	—	—	—
IPO Grants and 2015 Time Based Grants(3)(4)	—	3,767,919	—	—	—
Unvested Performance-Based Restricted Stock(3)	—	2,044,096	—	—	—
Unvested Time Based Stock Options	—	176,157	—	—	—
Unvested Performance-Based Stock Options(3)	—	99,822	—	—	—

(1)
Represents an amount equal to two times (for all named executive officers other than Messrs. Andrews and Jackson, for whom the multiple is one times) the sum of (i) base salary plus (ii) pro-rated target bonus (assuming a termination date of December 31, 2015), in each case as specified in the employment agreement for each named executive officer. All cash payments are payable in a lump sum, subject to the executive's execution of an irrevocable release.

(2)
Represents the cost for continuation of benefits as specified in the employment agreement for each named executive officer. The amounts shown for this item are calculated based upon the Company's current actual costs of providing benefits and are not discounted for the time value of money.

(3)
Based on the closing price of the Company's common stock on December 31, 2015 ($37.45).

(4)
Represents shares subject to time-based IPO Grants made to the named executive officers (other than Messrs. Andrews and Jackson) in connection with our initial public offering, which cliff-vested on January 24, 2016. Also represents the 2015 time-based annual awards made to the named executive officers (other than Messrs. Andrews and Jackson) and awards made to Mr. Jackson on July 31, 2015 to Mr. Andrews on October 26, 2015 in connection with the commencement of their employment.

(5)
Represents vesting of outstanding time-based awards in full and outstanding performance-based awards, at the maximum amount.

(6)
Assumes that the acquirer has assumed or substituted outstanding equity awards in connection with the change-in-control, in which case outstanding time-based awards remain outstanding, and outstanding performance-based awards vest at the target amount.

(7)
Table reflects amounts actually paid to Mr. Bosse pursuant to his separation agreement dated July 31, 2015.

(8)
Table reflects amounts actually paid to Ms. Sheehy pursuant to her separation agreement dated September 28, 2015 and related transition services agreement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2015 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company:

Plan Category	Number of securities to be issued upon exercise of stock options, awards, warrants and rights(a)	Weighted-average exercise price of outstanding stock options, awards, warrants and rights($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	333,979	26.44	1,523,138
Equity compensation plans not approved by security holders	—	—	—
Total	333,979	26.44	1,523,138

(1)
Represents outstanding stock options granted in 2013 and 2015 but not yet exercised, and assumes the maximum awards that can be earned if the performance conditions are achieved.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain beneficial ownership information as of March 3, 2016, the record date, unless otherwise noted. The table includes shares of our common stock for (i) each person who is known by us to be beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Shares(1)
Beneficial owners of 5% or more of our common stock:
The Vanguard Group(2)	9,695,943	13.3
CBI(3)	6,886,835	9.5
Blackrock, Inc.(4)	5,620,859	7.7
Invesco Ltd.(5)	5,047,684	6.9
Vanguard Specialized Funds(6)	4,535,801	6.2
Bank of New York Mellon(7)	4,037,814	5.5
Prudential Financial, Inc.(8)	3,615,183	5.0
Jennison Associates LLC(9)	3,478,650	4.8
Directors and executive officers
Gary J. Wojtaszek(10)	611,768	*
Gregory R. Andrews	60,690	*
Venkatesh S. Durvasula(11)	310,366	*
Robert M. Jackson	25,039	*
Kevin L. Timmons(12)	260,542	*
Thomas W. Bosse(13)	193,452	*
Kimberly H. Sheehy(14)	104,641	*
David H. Ferdman(15)	102,574	*
John W. Gamble(15)	12,235	*
Michael A. Klayko	—	—
T. Tod Nielsen(15)	22,883	*
Alex Shumate(15)	22,883	*
William E. Sullivan(15)	23,883	*
Lynn A. Wentworth(15)	13,235	*
All directors and executive officers as a group (13 persons)(16)	1,584,355	2.2%

(1)
Includes shares that may be acquired by each of the persons named above through stock options that are exercisable or will become exercisable as of May 3, 2016. Percentages based on 72,822,864 shares of our common stock issued and outstanding as of March 3, 2016. Assumes that all options owned by the persons named above and exercisable by May 3, 2016 are exercised. The total number of shares outstanding used in calculating the percentages shown in the table above also assume that none of the options owned by any other named individuals are exercised.

(2)
As disclosed on Amendment No. 3 to Schedule 13G filed on February 10, 2016 the holdings of The Vanguard Group ("Vanguard") consist of an aggregate of 9,695,943 shares of common stock, of which: (i) 9,555,976 shares Vanguard retains sole dispositive power, (ii) 147,167 shares Vanguard retains sole voting power, (iii) 3,500 shares Vanguard retains shared voting power and (iv) 139,967 shares Vanguard retains shared dispositive power. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
As disclosed on Amendment No. 5 to Schedule 13D, filed December 31, 2015, the holdings of Cincinnati Bell Inc. consist of an aggregate of: (i) 540,000 shares of common stock owned by Data Center Investments Holdco LLC, an indirect wholly-owned subsidiary of CBI and (ii) 6,346,835 shares of common stock owned by Data Centers South Holdings LLC, an indirect wholly-owned subsidiary of CBI. CBI is the sole stockholder of Cincinnati Bell Technology Solutions Inc., which is the sole stockholder of Data Center Investments Inc., which is the sole member of Data Center Investments Holdco LLC. Data Center Investments Inc. is also the sole stockholder of Data Centers South Inc., which is the sole member of Data Centers South Holdings LLC. As a result, CBI exercises investment discretion and control over the shares of common stock referenced in clauses (i) and (ii) above. CBI's address is 221 East Fourth Street, Cincinnati, Ohio 45202.

(4)
As disclosed on Amendment No. 3 to Schedule 13G filed on January 26, 2016, the holdings of Blackrock Inc. ("Blackrock") consist of an aggregate of 5,620,859 shares of common stock for which Blackrock retains sole dispositive power and 5,465,847 of such shares for which Blackrock retains sole voting power. Blackrock's address is 40 East 52nd Street, New York, NY 10022.

(5)
As disclosed on Schedule 13G filed on February 16, 2016, the Invesco Ltd. ("Invesco"). Consists of 5,047,684 shares, of which (i) 4,365,734 Invesco retains sole voting power and (ii) 5,047,684 shares Invesco retains sole dispositive power. Invesco's address is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(6)
As disclosed on Amendment No. 1 to Schedule 13G filed on February 9, 2016, the holdings of Vanguard Specialized Funds-Vanguard REIT Index Fund ("Vanguard REIT Index") consist of an aggregate of 4,535,801 shares of common stock owned by Vanguard REIT Index for which it retains sole voting power. Vanguard REIT Index's address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
As disclosed on Amendment No. 1 to Schedule 13G filed on February 1, 2016, the holdings of Bank of New York Mellon Corporation ("BONYM") consist of an aggregate of 4,037,814 shares of common stock, of which: (i) 3,166,594 shares BONYM retains sole voting power, (ii) 3,397,314 shares BONYM has sole dispositive power, and (iii) 417,039 shares BONYM retains shared dispositive power. BONYM's address is 225 Liberty Street, New York, NY 10286.

(8)
As disclosed on Schedule 13G filed on February 3, 2016, the holdings of Prudential Financial, Inc. ("Prudential") consist of an aggregate of 3,615,183 shares of common stock of which (i) 121,533 shares Prudential retains sole voting power, (ii) 3,493,650 Prudential has shared voting and shared dispositive power, and (iii) 121,533 shares Prudential retains sole dispositive power. Prudential's address is 751 Broad Street, Newark, NY 07102.

(9)
As disclosed on Schedule 13G filed on February 3, 2016, the holdings of Jennison Associates LLC ("Jennison") consist of an aggregate of 3,478,650 shares of common stock, for which Jennison Associates LLC retains sole voting and dispositive power. Jennison is a wholly owned subsidiary of Prudential, and the shares beneficially owned by Jennison are included as beneficially owned in the Schedule 13G filed by Prudential and described in footnote (7) above. Jennison's address is 466 Lexington Park Avenue, New

  York, NY 10017. Based on shares outstanding as of December 31, 2015, Jennison reported its beneficial ownership percentage as 5.3%. As of the record date, Jennison's beneficial ownership percentage as recalculated is 4.8%.

(10)
Shares beneficially owned include all shares of restricted stock and vested stock options and 21,033 options to purchase shares of the Company's common stock, which are expected to vest within 60 days of the Record Date.

(11)
Shares beneficially owned include all shares of restricted stock and vested stock options and 10,516 options to purchase shares of the Company's common stock, which are expected to vest within 60 days of the Record Date.

(12)
Shares beneficially owned include all shares of restricted stock and vested stock options, and 10,516 options to purchase shares of the Company's common stock that are expected to vest within 60 days of the Record Date.

(13)
Shares beneficially owned include all shares of restricted stock and vested stock options.

(14)
Shares beneficially owned include all shares of restricted stock and vested stock options and 5,227 options to purchase shares of the Company's common stock that are expected to vest within 60 days of the Record Date.

(15)
Shares beneficially owned include all shares of restricted stock.

(16)
Includes all directors, nominees for director and current executive officers but excludes former executive officers.

*
Less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership of, and changes in ownership of, our securities with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of the reports furnished to us from January 1, 2015 through the date of this Proxy Statement, we believe that no director, executive officer or person who beneficially owns more than ten percent of our common stock failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with CBI

        In connection with the transactions relating to our formation in 2012 and our initial public offering ("IPO") in 2013, we entered into an operating partnership agreement (the "Partnership Agreement") with our operating partnership CyrusOne LP (the "Operating Partnership") and CBI. As a result of the formation transactions and our IPO, CBI received an aggregate consideration of approximately $845 million, comprised of 42,586,835 Operating Partnership Units, and 1,890,000 shares of our common stock. In June 2014, April 2015 and July 2015, we redeemed 15,985,000, 14,200,000 and 5,995,000, respectively, Operating Partnership Units owned by CBI in exchange for certain of the proceeds of public equity offerings of our common stock. In December 2015, CBI sold an aggregate of 1,350,000 shares of our common stock in a public offering. On December 31, 2015, we issued 6,346,835 shares of our common stock in exchange for an equal number of Operating Partnership Units owned by CBI. As a result of these transactions, CBI owns approximately 9.5 percent of the our common stock, and all of the operating partnership units in the Operating Partnership are owned, directly or indirectly, by us.

        Our Partnership Agreement originally granted CBI certain redemption rights and certain board nomination rights, approval rights over certain change of control transactions and other rights, and provided for additional voting rights of limited partners of our Operating Partnership. As a result of the redemption of Operating Partnership Units in exchange for shares of our common stock and CBI's disposition of such shares as described above, CBI's rights under the Operating Partnership terminated.

        We maintain a shelf registration statement with the SEC whereby CBI may register shares of our common stock acquired by CBI in connection with the formation transactions or its exercise of redemption/exchange rights under the Partnership Agreement.

        Our director, Lynn A. Wentworth, is a member of the board of directors of CBI, and serves as the chair of its audit committee.

Indemnification of Officers and Directors

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        To the extent permitted by applicable law, under the Partnership Agreement our Operating Partnership also indemnifies us, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of the Operating Partnership and any other persons whom the general partner may designate from and against any and all claims arising from or that relate to the operations of the Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless:

  •
  it is established that the act or omission of the indemnitee constituted fraud, intentional harm or gross negligence on the part of the indemnitee;

  •
  the claim is brought by the indemnitee (other than to enforce the indemnitee's rights to indemnification or advance of expenses); or

  •
  the indemnitee is found to be liable to the Operating Partnership, and then only with respect to each such claim.

Transition Services Agreement with Former Executive Officer

        On September 28, 2015, we entered into a separation agreement with Kimberly W. Sheehy, our former Chief Financial Officer. In consideration of services provided by Ms. Sheehy from September 28, 2015 through December 31, 2015 under a transition services agreement, Ms. Sheehy (1) received an additional $200,000 lump sum cash payment, (2) was eligible for a bonus under the 2015 Annual Bonus Plan, and (3) will receive additional shares of common stock upon the vesting of the following equity awards on the dates indicated if, in each case, the applicable total stockholder return performance goals for the performance evaluation periods set forth in such equity award agreements are met: (a) an option to purchase up to 5,227 shares of common stock under an award granted on April 17, 2013, which vests on March 31, 2016, (b) up to 6,878 restricted shares of common stock subject the restricted stock award granted April 17, 2013 which vests on March 31, 2016, and (c) up to 18,160 restricted shares of common stock subject to the Executive Performance Restricted Stock Award with the award date of February 7, 2014, which vests on February 7, 2017. The amounts actually paid to Ms. Sheehy under her transition services agreement are set forth in the table captioned "Estimated Payments in Connection with a Termination of Employment or Change in Control."

Other Related Party Transactions and Arrangements

        We lease colocation space in our data centers to Cincinnati Bell Telephone Company LLC ("CBT") and Cincinnati Bell Technology Solutions ("CBTS"), subsidiaries of CBI. The data center colocation agreement with CBT provides for CBT's lease of data center space, power and cooling in our West Seventh Street (7th St.), Kingsview Drive (Lebanon), Knightsbridge Drive (Hamilton) and Industrial Road (Florence) data center facilities for a period of five years. Our data center colocation agreement with CBTS provides for CBTS's lease of data center space, power and cooling in our West Seventh Street (7th St.), Kingsview Drive (Lebanon) and Industrial Road (Florence) data center facilities for a period of five years. Both agreements are renewable for an additional five-year term at market rates. Revenue from these leases was $7.8 million in 2015.

        CBT occupies space in our 229 West Seventh Street facility that is utilized in its network operations. In November 2012, in connection with our purchase of this property, we entered into an agreement to lease this space to CBT for a period of five years, with three renewal options of five years each, plus a proportionate share of building operating costs. Commencing on January 1, 2015, and on January 1 of each year thereafter, such base rent shall increase by 1% of the previous year's base rent. Revenue from these leases was $1.9 million in 2015.

        In November 2012, we entered into agreements to lease office space to CBT at our Goldcoast Drive (Goldcoast) data center facility and to CBTS at our Parkway (Mason) data center facility. The term of these agreements are five years each. Both agreements contain three five-year renewal options at market rates. Revenue from these leases was $0.3 million in 2015.

        In November 2012, we entered into a transition services agreement with CBTS where we will continue to provide them with network interface services. The annual fee to be paid by CBTS for these services may decline in future periods as CBTS migrates its network interfaces onto an independent architected and managed CBTS network. These services will be provided on a month-to-month basis, until such time the services in question have been fully transitioned. Revenue from such transition services was $0.3 million in 2015.

        As of December 31, 2015, CBTS continues to be the named lessor for two data center customer leases. In 2012, we entered into an agreement with CBTS whereby we perform all obligations of CBTS under these lease agreements. CBTS confers the benefits received under such lease agreements to us and CBTS is granted sufficient usage rights in each of our data centers so that it remains as lessor under each such lease agreement. In addition, CBTS will continue to perform billing and collections on these accounts. Revenue from such leases was $12.0 million in 2015.

        In January 2012, we entered into a transition services agreement with CBTS where CBTS provided us with network support, services calls, monitoring and management, storage and backup and IT systems support. These services are provided on a month-to-month basis, and charges are based on the variable amount of gigabytes managed by CBTS each month. CBTS charges us a rate of $0.56 per gigabyte. Expenses for such services were $0.7 million in 2015.

        Under the CBT services agreement, CBT provides us with connectivity services for a period of five years related to several of our data center facilities. These services are related to the use of fiber and circuit assets that are currently a part of the CBI network. The annual fee for these services is subject to reduction if we terminate certain services. Expenses for such services were $1.0 million in 2015.

        In November 2012, we also entered into an agreement to lease space at CBT's 209 West Seventh Street facility for a period of five years, with three renewal options of five years each, plus our proportionate share of building operating costs. Commencing on January 1, 2015, and on January 1 of each year thereafter, such base rent shall increase by 1% of the previous year's base rent. Expenses from such lease were $0.2 million in 2015.

        The Company pays commissions to CBT and CBTS under a fee agreement for all new leases they attain as CyrusOne's authorized marketing representatives.

        In October 2012, we purchased the property located at 229 West Seventh Street, included as one of our operating facilities, which we had formerly leased from CBT. CBT continues to own the adjacent property that was historically operated together with 229 West Seventh Street as one property. We also executed a reciprocal easement and shared services agreement and a right of first opportunity and refusal agreement with CBT with respect to such properties. Pursuant to the reciprocal easement and shared services agreement, we granted reciprocal easements to each other; CBT has easements for continued use of portions of our building and CBT provides fuel storage, fire suppression and other building services to us; and we provide chilled water, building automation systems related to heating ventilation and air conditioning and other building services to CBT. The shared services agreement is expected to continue for a period of 15 years with five renewal options of five years each. We are responsible for operating and managing the service facilities for both buildings. Each party will bear its own utility costs, as well as property taxes and insurance. Shared building operating costs will be charged to each party on the basis of the actual costs incurred, allocated based on the proportionate share of usage. Each party will also pay the other party less than $0.2 million per year to maintain shared building infrastructure systems. This agreement contains a make-whole provision that requires us to make a payment to CBT if CBT's carrier access revenue declines below $5.0 million per annum as a result of certain actions taken by us, which result in circuit disconnections or reductions at CBT. The term of this make-whole provision is approximately four years.

        On November 20, 2012, we also entered into a non-competition agreement with CBI, pursuant to which each party agreed not to enter into each other's lines of business, subject to certain exceptions for a period of four years from such date. Pursuant to the terms of this agreement, we agreed not to directly or indirectly engage in, or have any interest in any entity that engages in, the business of providing telecommunications services in certain areas of Ohio, Kentucky and Indiana in which CBI operates as of such date. We also agreed not to seek, request or apply for any certification or license to provide telecommunications services in such areas during the term of the agreement. CBI agreed not to directly or indirectly engage in, or have any interest in any entity that engages in, the business of constructing and selling, operating or providing data center services in the United States or any foreign jurisdiction in which we operate. However, CBI may continue to offer certain data center services, provided that such services are ancillary to its provision of existing IT services, and CBI does not own, lease or is contracted to own, lease or manage the data center infrastructure of the facility in which such existing IT services are being provided.

Review and Approval of Future Transactions with Related Persons

        The Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the Audit Committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) the Company will be a participant and (iii) a Related Party has a direct or indirect material interest. A "Related Party" means (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. An "immediate family member" of a Related Party means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Related Party, and any person (other than a tenant or employee) sharing the household of such Related Party. Generally, a potential transaction that may be a Related Party Transaction is brought first to the General Counsel for review. If the General Counsel determines that a potential transaction involves a

Related Party Transaction requiring approval under the policy or disclosure under Rule 404(a) of Regulation S-K, the transaction will be brought to the Audit Committee, which will review the transaction under several criteria, including but not limited to the Related Party's interest in the transaction, the benefits to the Company, the availability of commercial alternatives, and whether it is in the best interests of the Company to enter into the transaction. Subject to limited exceptions, the Audit Committee or the Chair of the Audit Committee must approve all Related Party Transactions. Exceptions to the approval requirement include transactions with CBI existing on the date of the Company's initial public offering, and commercial transactions. The Audit Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving any transaction required to be disclosed as a "related party" transaction under applicable law, rules, or regulations, including the rules and regulations of the SEC. The Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our 2017 annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") must be received by us no later than November 28, 2016. Such proposals must comply with the requirements established by the SEC for such proposals.

        A stockholder who wishes to submit a business proposal at the 2017 annual meeting that is not intended to be included in our proxy statement and form of proxy or who wishes to nominate a director for election at the meeting must, in accordance with our current Bylaws, notify us between October 29, 2016, and 5:00 p.m., Eastern Time, on November 28, 2016. If the stockholder fails to give timely notice, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current Bylaws include other requirements for nomination of candidates for director and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

By Order of the Board of Directors:

ROBERT M. JACKSON Executive Vice President, General Counsel and Secretary
Carrollton, Texas March 28, 2016

 Appendix A

Definitions

  Colocation Square Feet

        Colocation square feet ("CSF") represents net rentable square feet ("NRSF") currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. NRSF represents the total square feet of a building currently leased or available for lease, based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

  Adjusted EBITDA

        Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

  EBITDA

        EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate EBITDA in the same manner. Accordingly, the Company's EBITDA may not be comparable to others.

  Funds From Operations ("FFO")

        FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired.

  Normalized FFO ("NFFO")

        NFFO is defined as FFO plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.

  Adjusted Funds From Operations ("AFFO")

        AFFO is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.

  Total Stockholder Return ("TSR")

        TSR is defined as: 1) the average adjusted closing stock price at the end of the period minus the average adjusted closing stock price at the beginning of the period, divided by 2) the average adjusted closing stock price at the beginning of the period. TSR assumes reinvestment of dividends, if any.

  Return on Assets ("ROA")

        ROA is defined as 1) net operating income from properties (fourth quarter revenues less property operating expenses annualized) for the performance evaluation period, divided by 2) total gross investment in real estate less construction in progress on the Company's balance sheet for the last day of the fiscal year.

  Average Lease Rate

        The average lease rate is defined as the average adjusted monthly recurring revenue per kilowatt. Adjustments are made to monthly recurring revenue and kilowatts to capture differences in power resiliency, power reimbursements, and capital requirements.

Reconciliations

  EBITDA and Adjusted EBITDA

	Twelve Months Ended
($ Millions)	December 31, 2014	December 31, 2015
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA:
Net loss	$(14.5)	$(20.2)
Adjustments:
Interest expense	39.5	41.2
Income tax expense	1.4	1.8
Depreciation and amortization	118.0	141.5
Legal claim costs	—	0.4
Transaction and acquisition integration costs	1.0	14.1
Asset impairments and loss on disposals	—	13.5
Loss on extinguishment of debt	13.6	—
Lease exit costs	—	1.4
Severance and management transition costs	—	6.0

EBITDA	159.0	199.7
Non-cash compensation	10.3	12.0

Adjusted EBITDA	$169.3	$211.7

  FFO and NFFO

	Twelve Months Ended
($ Millions)	December 31, 2014	December 31, 2015
Reconciliation of Net Loss to FFO and NFFO:
Net loss	$(14.5)	$(20.2)
Adjustments:
Real estate depreciation and amortization	95.9	117.0
Asset impairments and loss and deposal	—	13.5

FFO	$81.4	$110.3
Loss on extinguishment of debt	13.6	—
Amortization of customer relationship intangibles	16.9	18.5
Transaction and acquisition integration costs	1.0	14.1
Severance and management transition costs	—	6.0
Lease exit costs	—	1.4
Legal claim costs	—	0.4

NFFO	$112.9	$150.7

 Appendix B

CYRUSONE

RESTATED 2012 LONG TERM INCENTIVE PLAN,

as amended and restated effective May 2, 2016

1.    Introduction to Plan.

        1.1    Name and Sponsor of Plan.    The name of this Plan is the Restated CyrusOne 2012 Long Term Incentive Plan, and its sponsor is CyrusOne, Inc.

        1.2    Purposes of Plan.    The purposes of the Plan are (i) to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those Employees and directors of the Company who will be responsible for planning and directing such growth, (ii) to reinforce a commonality of interest between CyrusOne's shareholders and the Company's Employees, directors and consultants who participate in the Plan, and (iii) to aid the Company in attracting and retaining Employees, directors and consultants of outstanding abilities and specialized skills.

        1.3    Effective Date and Duration of Plan.

          (a)   The Plan was originally effective as of November 15, 2012. Effective May 2, 2016, subject to shareholder approval, Cyrus One amended and restated the Plan, to (i) increase the number of Common Shares available for issuance of awards under the Plan from 4,000,000 to 8,900,000, and (ii) to make certain other changes as set forth herein.

          (b)   The Plan shall remain in effect thereafter until the earliest of (i) the date on which the Plan is terminated in accordance with section 20 hereof, (ii) the date on which the maximum number of Common Shares which may be issued or paid under or with respect to all of the awards granted under the Plan during the Plan's entire existence (as determined under the other provisions of the Plan) have been issued or paid, or (iii) November 15, 2022. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.

2.    General Definitions.    For all purposes of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.

        2.1   "Applicable Exchange" means any national stock exchange or quotation system on which the Shares may be listed or quoted.

        2.2   "Board" means the Board of Directors of CyrusOne.

        2.3   "Cyrus One" means CyrusOne, Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to CyrusOne, Inc. that results from a merger or similar transaction).

        2.4   "Change in Control" means the occurrence of any of the events described in subsection 17.4 hereof.

        2.5   "Code" means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.

        2.6   "Committee" means the committee appointed to administer the Plan under the provisions of subsection 3.1 hereof.

        2.7   "Common Shares" means common shares, par value $0.01 per share, of CyrusOne.

        2.8   "Company" means, collectively, (i) CyrusOne, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)) that includes CyrusOne, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CyrusOne, including the Operating Partnership and CyrusOne GP.

        2.9   "Director" means a non-employee member of the Board.

        2.10 "Effective Date" means May 3, 2016, the date the Plan, as amended and restated, was approved by the Company's shareholders.

        2.11 "Employee" means any person who is employed and classified as an employee by the Company.

        2.12 "Exchange Act" means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.

        2.13 "ISO" means a stock option that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

        2.14 "Nonshare-Based Award" means any award granted under the Plan that by its terms provides for compensation (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) based on a dollar amount, regardless of whether the award's compensation may be payable in cash, Common Shares or other property, or a combination thereof. Each nonshare-based performance unit form of award provided under the Plan and any other Nonshare-Based Award (e.g., a cash incentive award), but no other form of award that is listed in section 5 hereof, shall constitute a Nonshare-Based Award.

        2.15 "Operating Partnership" means CyrusOne LP.

        2.16 "Participant" means any Employee, director or consultant (including any prospective Employee, director or consultant) of the Company who is granted an award under the Plan.

        2.17 "Plan" means this document, named the "Restated CyrusOne 2012 Long Term Incentive Plan," as set forth herein and as it may be amended.

        2.18 "Regulation 1.83-3(i)" means Treasury Regulation Section 1.83-3(i) issued by the Department of the Treasury under Section 83 of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

        2.19 "Regulation 1.409A-3" means Treasury Regulation Section 1.409A-3 issued by the Department of the Treasury under Section 409A of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded. A reference to a specific paragraph of Regulation 1.409A-3 shall be deemed to be a reference to the provisions of such paragraph as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

        2.20 "Rule 16b-3" means Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, as such rule exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

        2.21 "Share-Based Award" means any award granted under the Plan that by its terms provides for issuance or payments (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of fixed numbers of Common Shares or of amounts determined with reference to the fair market value (or the change in fair market value over a period of time) of fixed numbers of Common Shares. Each form of award that is listed in section 5 hereof, except for a nonshare-based performance unit form of award and other Nonshare-Based Awards, shall constitute a Share-Based Award.

3.    Administration of Plan.

        3.1    Committee To Administer Plan.    The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan. The Committee shall in any event consist of at least three members of the Board (i) who are neither officers nor employees of the Company, (ii) who are non-employee directors within the meaning of Rule 16b-3, and (iii) who are outside directors within the meaning of Section 162(m)(4)(C) of the Code.

        3.2    Committee's Authority.    Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority:

          (a)   To select, from all of the Employees, directors and consultants of the Company those individuals who shall participate in the Plan;

          (b)   To make awards to Employees, directors and consultants of the Company at such times, in such forms, and in such amounts as it shall determine and to cancel, suspend, or amend any such awards;

          (c)   To impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate;

          (d)   To interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan;

          (e)   To appoint certain Employees to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan); and

          (f)    To make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.

Except to the extent otherwise required by applicable law, the Committee's determinations on any matter within its authority shall be conclusive and binding on the Company, all Participants, and all other parties.

        3.3    Flexibility in Granting Awards.    Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even for awards of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.

        3.4    Delegation of Committee's Authority for Certain Awards.

          (a)   The Committee may delegate to one or more of CyrusOne's executive officers its right to make awards to Employees, directors and consultants of the Company who (i) are not otherwise considered by the Committee to be subject to the requirements of Section 16 of the Exchange Act and (ii) are not expected by the Committee to become covered employees within the meaning of Section 162(m)(3) of the Code.

          (b)   To the extent the Committee's right to make awards to any Employees, directors or consultants of the Company is delegated to any one of CyrusOne's executive officers under the provisions of paragraph (a) of this subsection 3.4, any reference to the Committee in the other provisions of the Plan that concern the making of awards to such individuals, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to such executive officer as if such person was the Committee.

        3.5    Awards to Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its discretion, at any time and from time to time, grant awards to Directors or administer the Plan with respect to such awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

        3.6    Minimum Vesting Requirement.    Share-Based Awards granted on or after May 2, 2016 shall provide for a minimum vesting period of at least one year following date of grant; provided that the Committee may grant Share-Based Awards that do not conform to the requirements of this Section 3.6 with respect to not more than 5% of the Common Shares authorized under the Plan.

4.    Class of Employees Eligible for Plan.    Awards may be granted under the Plan to Employees, directors or consultants (including any prospective director, employee or consultant) of the Company. As is indicated in section 3 hereof, the specific Employees, directors, and consultants to whom awards will be granted under the Plan, and who thereby will be Participants under the Plan, shall be chosen by the Committee in its sole discretion.

5.    Awards and Their Forms.

        (a)   Awards under the Plan may be granted at any time while the Plan is in effect by the Committee to any Employee, director or consultant of the Company.

        (b)   Any awards granted under the Plan may be made in any one or more of the following forms, each of which shall be deemed to a separate and distinct form of award for all purposes of the Plan: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares, (vi) share-based performance units, (vii) nonshare-based performance units, (viii) non-restricted stock and (ix) other nonshare-based awards. Nonshare-based performance units and other Nonshare-Based Awards constitute the only forms of awards under the Plan that are Nonshare-Based Awards, and each of the other award forms identified in the immediately preceding sentence constitutes a Share-Based Award form. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

        (c)   Any Common Shares that are to be issued or paid under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.

6.    Limits on Shares Subject To and Compensation Payable Under Plan Awards.

        6.1    Limits on Number of Common Shares Available for Issuance Under Plan.

          (a)   Subject to the following provisions of this subsection 6.1 and the provisions of subsections 6.3 and 19.1 hereof, the following limits set forth in subparagraphs (1) through (3) of this subsection 6.1 (which generally involve the maximum number of Common Shares that may be issued or paid under the Plan and its various types of awards during the Plan's entire existence) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.

            (1)   The maximum number of Common Shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the Plan during the Plan's entire existence shall be equal to 8,900,000 Common Shares.

            (2)   The maximum number of Common Shares which may be issued or paid under or with respect to all stock options and stock appreciation rights (considered in the aggregate but separately from all other forms of awards listed in section 5 hereof) granted under the Plan during the Plan's entire existence shall be equal to 8,900,000 Common Shares.

            (3)   The maximum number of Common Shares which may be issued or paid under or with respect to all ISOs (considered in the aggregate but separately from all other types of stock options and other forms of awards listed in section 5 hereof) granted under the Plan during the Plan's entire existence shall be equal to 8,900,000 Common Shares.

          (b)   If any portion of a stock appreciation right is settled (paid) upon the exercise of such stock appreciation right portion by the issuance or payment of Common Shares, the total number of Common Shares on which such stock appreciation right portion was based shall be counted as Common Shares issued or paid under the Plan for purposes of any of the limits set forth in paragraph (a) of this subsection 6.1, regardless of the number of Common Shares actually issued or paid to settle such stock appreciation right portion upon its exercise.

          (c)   If any award or portion thereof granted under the Plan is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, or is settled other than wholly by delivery of Common Shares (including cash settlement), the maximum number of Common Shares on which such award or portion of an award was based or which could have been paid under the award (i) shall again be available to be issued or paid under the Plan and to be the basis on which other awards may be granted under the Plan and (ii) thus shall not be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.

          (d)   Any Common Shares that would be issued or paid under an award granted under the Plan but are withheld in payment of any exercise price, purchase price, or tax withholding requirements (in accordance with the provisions of section 19 hereof) (i) shall not again be deemed to be available to be issued or paid under the Plan or to be the basis on which other awards may be granted under the Plan and (ii) thus shall be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.

        6.2    Annual Common Share and Other Compensation Limits Under Awards Granted Any Participant.

          (a)   Subject to the following provisions of this subsection 6.2 and the provisions of subsections 6.3 and 18.1 hereof, the following limits (which generally involve the maximum number of Common Shares and other compensation on which awards granted to any Participant during a calendar year may be based) (x) set forth in subparagraph (1) of this subsection 6.2 shall apply to the grant of awards under the Plan that are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and (y) set forth in subparagraph (2) of this subsection 6.2 shall apply to the grant of awards under the Plan to any Directors of the Company.

            (1)   (A) The maximum number of Common Shares on which all Share-Based Awards (considered in the aggregate) granted under the Plan to any Participant during each and any calendar year may be based, and the maximum number of Common Shares on which all Share-Based Awards of a specific form listed in section 5 hereof (considered separately from all other forms of Stock-Based Awards listed in section 5 hereof) granted under the Plan to any Participant during each and any calendar year may be based, shall be 500,000 Common Shares.

              (B)  The maximum dollar value of all Nonshare-Based Awards granted under the Plan to any Participant during each and any calendar year shall be $5,000,000.

            (2)   (A) The maximum number of Common Shares on which all Share-Based Awards (considered in the aggregate) granted under the Plan to any Participant who is a Director during each and any calendar year may be based, and the maximum number of Common Shares on which all Share-Based Awards of a specific form listed in section 5 hereof (considered separately from all other forms of Stock-Based Awards listed in section 5 hereof) granted under the Plan to any Participant who is a Director during each and any calendar year may be based, shall be 100,000 Common Shares, provided that, notwithstanding the foregoing, any awards granted to a Director at the time of CyrusOne's initial public offering shall not count against the limit included in this paragraph (a)(2)(A).

              (B)  The maximum dollar value of all Nonshare-Based Awards granted under the Plan to any Participant who is a Director during each and any calendar year shall be $200,000, provided that, notwithstanding the foregoing, any awards granted to a Director at the time of the CyrusOne's initial public offering shall not count against the limit included in this paragraph (a)(2)(B).

          (b)   For purposes of applying the Share-Based Award limits set forth in paragraphs (a)(1)(A) and (a)(2)(A) of this subsection 6.2 and for all other purposes of the Plan, the maximum number of Common Shares on which any Share-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be based shall be the maximum number of Common Shares that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, either be issued or paid under the award or have their fair market value (or the change in their fair market value over a period of time) used to determine the amounts payable under the award, regardless of (i) whether or not the actual payment under such award ends up being based on a lesser number of Common Shares or equal to a percentage above or below 100% of the fair market value (or the change in the fair market value over a period of time) of such maximum number of Common Shares, (ii) whether or not any payment made under such award or portion thereof is made in cash or property other than Common Shares, or (iii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of Common Shares or other compensation.

          (c)   For purposes of applying the Nonshare-Based Award limits set forth in paragraphs (a)(1)(B) and (a)(2)(B) of this subsection 6.2 and for all other purposes of the Plan, the maximum dollar value of any Nonshare-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be the maximum dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, be paid to the Participant under the award, regardless of (i) whether or not the actual payment under such award ends up being a lesser dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) or (ii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of any compensation.

        6.3    Effect of Assumption of Awards in Acquisition.    If any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares that can be issued or paid under the Plan or the number of Common Shares on which Share-Based Awards granted under the Plan can be based.

7.    Stock Option Awards.    Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions of this section 7.

        7.1    Nature of Stock Option.    A stock option means an option to purchase any number of Common Shares, up to a fixed maximum number of Common Shares, in the future at a fixed price (for purposes of this section 7, the "Exercise Price") that applies to the Common Shares to which the purchase relates. Stock options granted under the Plan to any Participant may be ISOs, stock options that are not ISOs, or both ISOs and stock options that are not ISOs.

        7.2    Terms and Conditions of Stock Option To Be Determined by Committee.    Subject to the other provisions of this section 7 and the other sections of the Plan, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of a stock option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the stock option (as set by the Committee). Any such written agreement shall indicate whether or not the applicable stock option is intended to be an ISO (or, if it does not so indicate, the stock option reflected by such written agreement shall be deemed to be a stock option that is not an ISO).

        7.3    Exercise Price of Stock Option.    Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a stock option granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the stock option is granted.

        7.4    Expiration of Option.    A stock option granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the stock option by the Committee).

        7.5    Procedures for Exercise of Option.

          (a)   With respect to each exercise of a stock option granted under the Plan, written notice of the exercise must be given and the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 19 hereof.

          (b)   As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan in accordance with the procedures established under the provisions of section 19 hereof, CyrusOne shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or book-entry credit representing each acquired Common Share.

        7.6    Special Limit on Value of ISOs.    If the aggregate fair market value of all Common Shares with respect to which stock options that are intended to be ISOs and that are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options (to the extent of such excess) shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking stock options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 7.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.

        7.7    Ineligibility of Certain Employees for ISOs.    Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted a stock option under the Plan that is intended to be an ISO if, at the time the stock option is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

8.    Stock Appreciation Right Awards.    Any awards granted under the Plan in the form of stock appreciation rights (for purposes of this section 8, "SARs") shall be subject to the following terms and conditions of this section 8.

        8.1    Nature of SAR.    A SAR means the right, upon any exercise of the SAR, to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised and disregarding lapse restrictions as defined in Regulation 1.83-3(i)) of a number of Common Shares, up to a fixed maximum number of Common Shares, exceeds a fixed price (for purposes of this section 8, the "Exercise Price") of the Common Shares to which the exercise relates. A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR.

        8.2    Terms and Conditions of SAR To Be Determined by Committee.    Subject to the other provisions of this section 8 and the other sections of the Plan, all of the terms and conditions of a SAR shall be determined by the Committee. A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).

        8.3    Exercise Price of SAR.    Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a SAR granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the SAR is granted.

        8.4    Expiration of SAR.    A SAR granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the SAR by the Committee).

        8.5    Coordination of SAR and Option.    Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

        8.6    Procedures for Exercise of SAR.

          (a)   With respect to each exercise of a SAR granted under the Plan, written notice of the exercise must be given and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 19 hereof.

          (b)   As soon as administratively practical after the receipt of the written notice and full payment of taxes applicable to the exercise of any SAR granted under the Plan in accordance with the procedures established under the provisions of section 19 hereof, CyrusOne shall pay the amount to which the applicable Participant (or such other person who is exercising the SAR) is entitled upon the exercise of the SAR in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and provide in the terms of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.

9.    Restricted Stock Awards.    Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions of this section 9.

        9.1    Nature of Restricted Stock.

          (a)   Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions established by the Committee lapse. Such restrictions may include but not necessarily be limited to restrictions related to service requirements and to the meeting of certain performance goals in all or just certain cases (such as in all cases other than when there occurs a Change in Control or the Participant's termination of employment or service with the Company because of his or her death or disability), as determined by the Committee in its sole discretion. Any restrictions that are imposed under a restricted stock award shall also similarly restrict the ability of the applicable Participant to dispose of other rights issued with respect to such restricted stock.

          (b)   Any restricted stock award granted under the Plan may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the service restrictions, performance goal restrictions, and/or other restrictions applicable to such restricted stock will permit the lapse of the applicable restrictions that restrict the right to dispose of such restricted stock as to a percentage (that is reasonably related to the percentage of all or the highest level of the applicable restrictions imposed under the entire restricted stock award that have been satisfied), but not the maximum number, of the Common Shares reflected by such restricted stock.

        9.2    Terms and Conditions of Restricted Stock To Be Determined by Committee.    Subject to the other provisions of this section 9 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any restricted stock awarded under the Plan shall be determined by the Committee. The grant of any restricted stock under the Plan shall be evidenced by a written agreement, which agreement shall contain the restrictions and other terms and conditions of the restricted stock (as set by the Committee) and shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

        9.3    Procedures for Payment of Taxes Upon Vesting of Restricted Stock.    Any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) must be paid in full at the time such restrictions lapse. The procedures for meeting such requirements shall be established under the provisions of section 19 hereof.

        9.4    Right of Participant Under Restricted Stock.    Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of CyrusOne with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise provide in the terms of the applicable restricted stock award and except as may otherwise be provided in subsection 9.5 hereof.

        9.5    Restrictions for Additional Common Shares Issued under Stock Split or Dividend.    Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise provided by the Committee in the terms of the applicable restricted stock award.

        9.6    Forfeiture of Restricted Stock.    If any restrictions or conditions on a Participant's ability to dispose of any restricted stock granted to him or her are not satisfied in accordance with the terms of such restricted stock, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee). For instance, if a Participant to whom restricted stock has been granted under the Plan terminates his or her employment or service with the Company during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment or service that reflects a retirement, disability, death, or other special circumstances).

10.    Restricted Stock Unit Awards.    Any awards granted under the Plan in the form of restricted stock units (for purposes of this section 10, "RSUs") shall be subject to the following terms and conditions of this section 10.

        10.1    Nature of RSUs.    RSUs are granted with respect to a specified number of Common Shares (or a number of Common Shares determined pursuant to a specified formula) or shall have a value equal to the fair market value of a specified number of Common Shares (or a number of Common Shares determined pursuant to a specified formula). Each RSU represents an unfunded and unsecured promise to deliver Common Shares, cash, other securities, other awards or other property upon the lapse of the restrictions applicable thereto. Such restrictions may include but not necessarily be limited to service requirements and the meeting of certain performance goals in all or just certain cases (such as in all cases other than when there occurs a Change in Control or the Participant's termination of employment or service with the Company because of his or her death or disability), as determined by the Committee in its sole discretion.

        10.2    Terms and Conditions of RSUs To Be Determined by Committee.    Subject to the other provisions of this section 10 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any RSU awarded under the Plan shall be determined by the Committee. The grant of any RSU under the Plan shall be evidenced by a written agreement, which agreement shall contain the restrictions and other terms and conditions of the RSU (as set by the Committee).

11.    Performance Share and Unit Awards.    Any awards granted under the Plan in the form of performance shares, share-based performance units, and/or nonshare-based performance units (collectively and for purposes of this section 11, "Performance Awards") shall be subject to the following terms and conditions of this section 11.

        11.1    Nature of Performance Award.

          (a)   Any performance share (which, for the avoidance of doubt, includes but is not limited to restricted stock the vesting of which is subject to meeting certain performance goals) that is granted to a Participant constitutes a right that the Participant will receive a number of Common Shares, up to a fixed maximum number of Common Shares, if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant's retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable performance share award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant's termination of employment or service with the Company because of his or her death or disability).

          (b)   Any share-based performance unit share (which, for the avoidance of doubt, includes but is not limited to restricted stock units the vesting of which is subject to meeting certain performance goals) that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a percent of the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, on the date such amount becomes payable under the terms of the unit (or is equal to a percent of the increase in the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant's retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable share-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant's termination of employment or service with the Company because of his or her death or disability).

          (c)   Any nonshare-based performance unit that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a dollar value, not more than a maximum dollar value, if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant's retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable nonshare-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant's termination of employment or service with the Company because of his or her death or disability).

          (d)   Any performance share, share-based performance unit, and/or nonshare-based performance unit award may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the service conditions, performance goal conditions, and/or other conditions applicable to such award will permit the Participant to receive a percentage (that is reasonably related to the percentage of all or the highest level of the applicable conditions imposed under the entire award that have been satisfied), but not the maximum amount, of the Common Shares or the dollar-denominated amounts that would be payable under such award if all (or the highest level) of the conditions applicable to such award had been met.

        11.2    Terms and Conditions of Performance Award To Be Determined by Committee.    Subject to the other provisions of this section 11 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any Performance Award issued under the Plan shall be determined by the Committee. The grant of any Performance Award under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the Performance Award (as set by the Committee).

        11.3    Procedures for Payment of Performance Award and of Applicable Taxes.

          (a)   Any taxes required to be withheld upon a Participant becoming entitled to the payment of any Performance Award granted under the Plan (by reason of any of the award's performance goals and/or other conditions being met) must be paid in full at the time such performance goals and/or other conditions are met. The procedures for meeting such requirements shall be established under the provisions of section 19 hereof.

          (b)   As soon as administratively practical after the full payment of taxes applicable to the Performance Award granted under the Plan in accordance with the procedures established under the provisions of section 19 hereof, CyrusOne shall pay the amount to which the applicable Participant (or such other person who is entitled to the benefits of the award) is entitled upon the meeting of such performance goals and/or other conditions and as the Committee shall provide in the terms of the award: (i) in a lump sum or in installments; (ii) to the extent a share-based performance unit or a nonshare-based performance unit is involved, in cash, Common Shares or other property, or a combination thereof; and (iii) to the extent a performance share is involved, in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is made.

12.    Non-Restricted Stock Awards.    Any awards granted under the Plan in the form of non-restricted stock shall be subject to the following terms and conditions of this section 12.

        12.1    Nature of Non-Restricted Stock and Condition of Grant.    Non-restricted stock shall constitute Common Shares that may, upon grant, be immediately disposed of by the Participant to whom the non-restricted stock is granted (without any special restrictions and conditions).

        12.2    Terms and Conditions of Non-Restricted Stock To Be Determined by Committee.    Subject to the other provisions of this section 12 and the other sections of the Plan, all of the terms and conditions that apply to any non-restricted stock awarded under the Plan shall be determined by the Committee. The grant of any non-restricted stock under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the non-restricted stock award (as set by the Committee).

        12.3    Procedures for Payment of Taxes Upon Grant of Non-Restricted Stock.    Any taxes required to be withheld upon the grant of any non-restricted stock award under the Plan (and, if applicable, any minimum purchase price for the stock that may be required by applicable law) must be paid in full at the time of such grant. The procedures for meeting such requirements shall be established under the provisions of section 19 hereof.

13.    Other Awards.    Subject to the provisions of the Plan, the Committee shall have the authority to grant other equity based or equity-related awards and Nonshare-Based Awards (whether, in each case, payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

14.    Fair Market Value of Common Shares.    For purposes of the Plan, the fair market value of a Common Share on any date (for purposes of this section 14, the "subject date") shall be deemed to be the closing price of a Common Share on the Applicable Exchange on the subject date (or, if no trading in any stocks occurred at all on such exchange on the subject date, on the next subsequent date on which trading of stocks occurred on such exchange). Notwithstanding the foregoing, if Common Shares are not listed or traded at all on the Applicable Exchange on the date as of which a Common Share's fair market value for the subject date is to be determined under the terms of the immediately preceding sentence, then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

15.    Performance Goals.

        15.1    Criteria for Performance Goals.    To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the performance goals applicable to such award shall be determined by the Committee in its discretion, provided that if such award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the Committee shall base such performance goals on, and only on, one or more of the following criteria applicable to the Company:

          (a)   free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);

          (b)   operating cash flow;

          (c)   cash available for distribution;

          (d)   earnings before interest, taxes, depreciation, and amortization;

          (e)   earnings per share;

          (f)    funds from operations;

          (g)   adjusted funds from operations;

          (h)   operating efficiency;

          (i)    operating income;

          (j)    total shareholder returns;

          (k)   profit targets;

          (l)    revenue targets;

          (m)  profitability targets as measured by return ratios;

          (n)   working capital;

          (o)   market share (in the aggregate or by segment);

          (p)   portfolio and regional occupancy rates;

          (q)   net income;

          (r)   return on investment or capital;

          (s)   return on assets;

          (t)    return on equity;

          (u)   return on sales;

          (v)   return on development; and/or

          (w)  level or amount of acquisitions.

        15.2    Method By Which Performance Criteria Can Be Measured.

          (a)   Any performance criteria identified in subsection 15.1 hereof that is used to determine the performance goals applicable to an award granted under the Plan shall be measured or determined on the basis of a period of such duration (for purposes of this section 15, a "performance period"), which period may be of any length, but not less than one year or in excess of ten years, as is set by the Committee either prior to the start of such period or within its first

  90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable performance period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee.

          (b)   Further, the Committee may provide in the terms of an award granted under the Plan that any factor used to help determine any performance criteria identified in subsection 15.1 hereof shall be taken into account only to the extent it exceeds or, conversely, is less than a certain amount. The Committee may also provide in the terms of an award granted under the Plan that, in determining whether any performance criteria identified in subsection 15.1 hereof has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:

            (1)   a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the applicable performance period or any previous period;

            (2)   unusual and/or infrequently occurring items;

            (3)   an impact of other specified nonrecurring events;

            (4)   a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;

            (5)   a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

            (6)   an impact of impairment of tangible or intangible assets;

            (7)   an impact of restructuring activities, including, without limitation, reductions in force;

            (8)   an impact of investments or acquisitions made during the applicable performance period or any prior period;

            (9)   a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;

            (10) retained and uninsured losses from natural catastrophes;

            (11) currency fluctuations;

            (12) an expense relating to the issuance of stock options and/or other stock-based compensation;

            (13) an expense relating to the early retirement of debt; and/or

            (14) an impact of the conversion of convertible debt securities.

  Each of the adjustments described in this paragraph (b) shall be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

          (c)   In addition, any performance criteria identified in subsection 15.1 hereof, and any adjustment in the factors identified in paragraph (b) of this subsection 15.2 that are used to determine any such performance criteria, (i) may be measured or determined for CyrusOne, for any organization other than CyrusOne that is part of the Company, for the entire Company in the aggregate, or for any group of corporations or organizations that are included in the Company and (ii) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly traded companies (that are selected for such comparison purposes by the Committee).

        15.3    Verification That Performance Goals and Other Conditions Are Met.    To the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.

        15.4    Discretion.    Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to, with respect to any Performance Award that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, (1) grant or provide payment in respect of a Performance Award for a performance period if the performance criteria identified in subsection 15.1 hereof that is used to determine the performance goals for such performance period have not been attained and (2) increase a Performance Award for any Participant at any time after the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Award above the maximum amount payable under subsection 6.2(a) hereof.

16.    Nonassignability of Awards.    Except as may be required by applicable law, no award granted under the Plan to a Participant may be assigned, transferred, pledged, or otherwise encumbered by the Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant's death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant's lifetime only by the Participant (or, if permissible under applicable law, by the Participant's guardian or legal representative).

17.    Provisions Upon Change in Control.

        17.1    Effect of Change in Control on Awards.    In the event a Change in Control occurs on or after the Effective Date, then unless otherwise provided in the terms of an applicable award or employment agreement:

          (a)   to the extent no provision is made in connection with the Change in Control for assumption of awards previously granted under the Plan or substitution of such awards for new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then (i) any awards that vest based solely upon the elapse of time will become vested and exercisable and any restrictions then in force will lapse, and (ii) any awards that vest based on the attainment of performance goals will become payable at the target payment amount (assuming all performance goals and other criteria or conditions applicable to the award were satisfied at the target levels); and

          (b)   to the extent an award granted on or after July 1, 2015 is assumed or substituted in connection with the Change in Control, if the Participant's employment is terminated by the Company for "cause" or by the Participant in a "constructive termination", as such terms are defined in the Participant's award agreement or employment agreement, as applicable, within twelve (12) months following a Change in Control, then (i) any awards that vest based solely upon the elapse of time will become vested and exercisable and any restrictions then in force shall immediately lapse, and (ii) any awards that vest based on the attainment of performance goals will become payable at the target payment amount (assuming all performance goals and other criteria or conditions applicable to the award were satisfied at the target levels), in each case, in whole or on a pro rata basis, as set forth in the applicable award agreement.

        17.2    Cashout of Stock Options and Stock Appreciation Rights.    In addition, unless the Committee shall otherwise prescribe in the terms of a stock option or stock appreciation right that was awarded under the Plan, in the event of a Change in Control the Committee shall have discretion to cause a cash payment to be made to the person who then holds such stock option or stock appreciation right, in lieu of the right to exercise such stock option or stock appreciation right or any portion thereof, provided (i) that such stock option or stock appreciation right is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds the aggregate exercise price of such Common Shares under such stock option or stock appreciation right. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds (ii) the aggregate exercise price of such Common Shares under such stock option or stock appreciation right.

        17.3    Cashout of Restricted Stock Units, Performance Shares, Share-Based Performance Units, Nonshare-Based Performance Units and other Nonshare-Based Awards.    Further, unless the Committee shall otherwise prescribe in the terms of an applicable restricted stock unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award that was awarded under the Plan and that would otherwise be payable in Common Shares, in the event of a Change in Control the Committee shall have discretion to cause the payment of such restricted stock unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award to be made in cash instead of Common Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate fair market value, on the date of the Change in Control, of the Common Shares that would otherwise then be payable under such restricted stock unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award.

        17.4    Definition of Change in Control.    For purposes of the Plan, a "Change in Control" shall, with respect to any award granted under the Plan, have the meaning set forth in the terms of the award (provided, however, that, except in the case of a transaction similar to the transaction described in paragraph (d) of this subsection 17.4, any such specified Change in Control shall not occur until the consummation or effectiveness of the event or transaction that is identified in the award as a Change in Control, rather than upon the announcement, commencement, shareholder approval, or other potential occurrence of the event or transaction that, if completed, would result in the Change in Control); except that, if there is no definition of a Change in Control set forth in the terms of the award, then "Change in Control" shall mean the occurrence of any one of the events described in the following paragraphs of this subsection 17.4.

          (a)   A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 17.4, as of any date, the term "Incumbent Director" means any individual who is a director of CyrusOne as of such date and either: (i) who was a director of CyrusOne at the beginning of the 24-consecutive-month period ending on such date; or (ii) who became a CyrusOne director subsequent to the beginning of such 24-consecutive-month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CyrusOne directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CyrusOne in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CyrusOne as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.

          (b)   Any "person," as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CyrusOne representing 20% or more of the combined voting power of CyrusOne's then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 17.4, the "CyrusOne Voting Securities"). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CyrusOne Voting Securities by the Company, (ii) the acquisition of any CyrusOne Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CyrusOne Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 17.4), or (v) the acquisition of any CyrusOne Voting Securities by any entity owned, directly or indirectly, by the shareholders of CyrusOne in substantially the same proportions as their ownership of the CyrusOne Voting Securities .

          (c)   The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (for purposes of this paragraph (c), a "Sale"), that in each case requires the approval of CyrusOne's shareholders under the law of CyrusOne's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CyrusOne in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

            (1)   more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (for purposes of this paragraph (c) and in either case, the "Surviving Entity"), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the "Parent Entity"), is represented by CyrusOne Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CyrusOne Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CyrusOne Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

            (2)   no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

            (3)   at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a "Non-Qualifying Transaction" for purposes of this subsection 17.4).

          (d)   The shareholders of CyrusOne approving a plan of complete liquidation or dissolution of CyrusOne unless such liquidation or dissolution is a Non-Qualifying Transaction.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CyrusOne Voting Securities as a result of the acquisition of CyrusOne Voting Securities by CyrusOne which reduces the number of CyrusOne Voting Securities outstanding; provided that, if after such acquisition by CyrusOne such person becomes the beneficial owner of additional CyrusOne Voting Securities that increases the percentage of outstanding CyrusOne Voting Securities beneficially owned by such person, a Change in Control shall then occur.

        Notwithstanding any other provision of the Plan to the contrary, no event or condition shall constitute a Change in Control with respect to a Share-Based Award or Nonshare-Based Award Stock Award to the extent that, if it were, an excise tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such Share-Based Award or Nonshare-Based Award Stock Award) without causing the imposition of such excise tax.

18.    Adjustments.

        18.1    Adjustments for Certain Dividends, Stock Splits, and Other Corporate Transactions.

          (a)   In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders, including extraordinary cash dividends, then, subject to the provisions of paragraph (b) of this subsection 18.1, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and exercise price or other price of shares on which the outstanding awards granted under the Plan are based as it determines to be necessary or appropriate in order to prevent the enlargement or dilution of rights under the Plan or under awards granted under the Plan.

          (b)   The Committee shall not take any action under the provisions of paragraph (a) of this subsection 18.1 with respect to any specific award granted under the Plan to the extent it determines that such action would otherwise cause such award to become subject to the requirements of Code Section 409A when such award would not be subject to such requirements in the absence of such adjustment.

        18.2    Adjustments To Correct Errors or Omissions.    The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

19.    Procedures For Satisfying Payment and Withholding Requirements.

        19.1    Committee May Develop Payment/Withholding Procedures.    The Committee may, in its discretion, establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this section 19 as the "payment/withholding requirements") be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. The Committee's procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan may, in the discretion of the Committee, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third-party broker which is designated by the Committee to facilitate and/or administer the exercise or payment of any awards granted under the Plan.

        19.2    Default Payment/Withholding Procedures.    Unless the Committee otherwise prescribes in the written agreement by which an award is granted under the Plan, any Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods:

          (a)   by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier's check, or money order) equal to the amount of such payment/withholding requirements;

          (b)   by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;

          (c)   by having CyrusOne retain Common Shares which are otherwise being purchased or paid under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements; and/or

          (d)   by having CyrusOne retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements.

        19.3    Limitation on Common Shares Used to Meet Payment/Withholding Requirements.    Notwithstanding any other provisions of subsections 19.1 and 19.2 hereof, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (i) if the Common Shares being used in payment are being purchased upon exercise of the applicable award and the award is an ISO or (ii) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.

        19.4    Right of Company To Retain Amount To Meet Payment/Withholding Requirements If Requirements Are Not Otherwise Met.    If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this section 19, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

20.    Amendment or Termination of Plan and Amendment of Awards.

        20.1    Right of Board To Amend or Terminate Plan.    Subject to the provisions of subsection 1.3(b) hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant's consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CyrusOne's shareholders, adopt an amendment to the Plan which shall: (i) increase the total number of Common Shares which may be issued during the existence of the Plan; (ii) increase the total number of Common Shares which may be subject to or issued under ISOs granted during the existence of the Plan; (iii) change the class of persons eligible to become Participants under the Plan; or (iv) make any other change in the Plan that is required by applicable law, the rules of the Applicable Exchange or Section 162(m) of the Code if the plan is intended to be a stockholder-approved Plan for purposes of Section 162(m) of the Code, to be approved by CyrusOne's shareholders in order to be effective.

        20.2    Rules When Shareholder Approval for Amendment Is Required.    If approval of CyrusOne's shareholders is required to a Plan amendment pursuant to the provisions of subsection 20.1 hereof, then such approval must comply with all applicable provisions of CyrusOne's corporate charter, bylaws and regulations, and any applicable state law prescribing a method and degree of shareholder approval required for issuance of Common Shares. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.

        20.3    Right of Committee To Amend Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award granted under the Plan, prospectively or retroactively; provided that, except as set forth in the Plan, unless otherwise provided by the Committee in the terms of such award, no such action shall materially impair the rights of any Participant with respect to a previously granted Plan award without the Participant's consent. Notwithstanding the foregoing, in no event may any award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto, (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Common Shares in exchange for another award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a "repricing" of such award, unless such amendment, cancellation or action is approved by the Company's shareholders (with such approval meeting the same conditions described in subsection 20.2 hereof as to the approval of a Plan amendment). For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an award granted under the Plan that is made in accordance with section 17 hereof or paragraph (a) of subsection 18.1 hereof shall not be considered a reduction in exercise price or other similar price or "repricing" of such award.

21.    Miscellaneous.

        21.1    Section 83(b) Election.    A Participant may, with respect to any award granted to him or her under the Plan with respect to which an election could be made under Section 83(b) of the Code (generally to include in his or her gross income for Federal income tax purposes in the year the award is transferred to him or her the amounts specified in such Code section), make such election provided that (i) the terms and conditions of such award fail to prohibit the Participant making such election and (ii) the Participant provides written notice to the Committee and the Company of such election, and satisfies any tax withholding requirements that are then applicable to the award because of his or her election under Code Section 83(b), within ten days after he or she has filed a written notice of such election with the Internal Revenue Service (as well as meeting all other notice and additional requirements for such election that are required by Section 83(b) of the Code).

        21.2    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Common Shares delivered pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

        21.3    Deferrals of Award Payments.    The Committee may, in its discretion and if performed in accordance with the terms and conditions of an award granted under the Plan or under any plan maintained by CyrusOne, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan. Such deferral shall not be permitted by the Committee unless such deferral meets all of the conditions of Section 409A of the Code.

        21.4    No Right To Employment.    Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of, or service with, the Company or interfere in any way with the right of the Company to terminate the Participant's employment or service at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

        21.5    No Advance Funding of Plan Benefits.    All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

        21.6    Plan Benefits Generally Not Part of Compensation for Other Company Benefit Plans.    Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant's compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant's compensation for purposes of such plan or unless applicable law otherwise requires.

        21.7    No Issuance of Common Shares Unless Securities Laws Permit Issuance.    Notwithstanding any other provision of the Plan to the contrary, in no event shall CyrusOne be obligated to issue or deliver any Common Shares under the Plan in connection with an award granted under the Plan unless and until CyrusOne determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed and will not be subject to restrictions not generally applicable to Common Shares. In addition, with respect to any Participant who is subject to the requirements of Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable requirements of Rule 16b-3. To the extent any provision of the Plan or an award granted under the Plan or action by the Committee fails to so comply, it shall be deemed to be null and void to the extent permitted by law or deemed advisable by the Committee.

        21.8    Awards To Employees of CyrusOne Affiliate May Be Made In Shares of Subsidiary.    Notwithstanding any other provision of the Plan, any award granted under the Plan to an Employee, director or consultant who is, at the time of the grant of the award, an employee, director or consultant of a corporation (other than CyrusOne) that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) that includes CyrusOne may be based on common shares of such other corporation. In such case, all of the provisions of the Plan, including the Common Share limits set forth in section 6 hereof, shall apply to such award in the same manner as if such other corporation's common shares were Common Shares.

        21.9    Recoupment of Awards.    Any written agreement containing the terms and conditions of awards made under the Plan may (i) provide for recoupment by the Company of all or any portion of an award if the Company's financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or (ii) include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment or service by the Company or for a specified period thereafter as a condition to the Participant's receipt or retention of all or any portion of an award. This subsection 21.9 shall not be the Company's exclusive remedy with respect to such matters.

        21.10    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

        21.11    Section 409A.

          (a)   It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

          (b)   No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its affiliates.

          (c)   If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

          (d)   Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant's account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

        21.12    Applicable Law.    Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Maryland.

        21.13    Severability.    If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

        21.14    Counterparts and Headings.    The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/CONE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 1. The Election of Eight Directors + For Withhold For Withhold For Withhold 01 - Gary J. Wojtaszek 02 - David H. Ferdman 03 - John W. Gamble, Jr. 04 - Michael A. Klayko 05 - T. Tod Nielsen 06 - Alex Shumate 07 - William E. Sullivan 08 - Lynn A. Wentworth For Against Abstain ForAgainst Abstain 2. Approval of the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (“Say-on-Pay”) 3. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016 4. Approval of the Restated CyrusOne 2012 Long Term Incentive Plan Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 3 4 4 0 1 02A8SE MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual meeting of Stockholders. The Annual Report/10K to stockholders is available at: http://investor.cyrusone.com/financials.cfm q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CyrusOne Inc. Notice of 2016 Annual Meeting of Stockholders 10:00 a.m. Central Time Ritz Carlton Hotel Dallas 2121 McKinney Ave., Dallas TX 75201 Proxy Solicited by Board of Directors for Annual Meeting – May 2, 2016 Gary J. Wojtaszek and Robert M. Jackson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2016 Annual Meeting of Stockholders of CyrusOne Inc. to be held on May 2, 2016 at 10:00 a.m., Central Time, or at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, the terms of which are incorporated by reference, and revokes any proxy previously given with respect to such meeting or any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2016
PROPOSAL 1: ELECTION OF EIGHT DIRECTORS
2015 Director Compensation Table
PROPOSAL 2: SAY-ON-PAY
The Board of Directors recommends a vote FOR the approval on a non-binding, advisory basis, of the following Resolution
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 4: APPROVAL OF THE RESTATED CYRUSONE 2012 LONG TERM INCENTIVE PLAN
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES
2015 Grants of Plan-Based Awards Table
Outstanding Equity Awards at 2015 Fiscal Year End
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
Appendix A
Appendix B
CYRUSONE RESTATED 2012 LONG TERM INCENTIVE PLAN, as amended and restated effective May 2, 2016